EXHIBIT 4.1

                              AMENDED AND RESTATED
                               FINANCING AGREEMENT


                                  By and Among


                         C&D Technologies, Inc., Ratelco
                 Electronics, Inc., C&D/Charter Holdings, Inc.,
                  Charter Power F.S. Ltd., Mexico S.A. DE C.V.,
                       Power Convertibles Ireland Limited,
                    C&D Technologies De Mexico S.A. De C.V.,
                           PCC Mexican Holdings, Inc.


                                       and


                    NationsBank, N.A., CoreStates Bank, N.A.,
                            The Chase Manhattan Bank,
                         PNC Bank, National Association



                             Date: January 30, 1998

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                                    ARTICLE 1

    DEFINITIONS       .............................................  3
    SECTION 1.1       Certain Defined Terms........................  3
    SECTION 1.2       Accounting Terms and Other Definitional
                      Provisions................................... 26

                                    ARTICLE 2

    THE CREDIT FACILITIES.......................................... 27
    SECTION 2.1       The Revolving Credit Facility................ 27
             2.1.1    Revolving Credit Facility.................... 27
             2.1.2    Procedure for Making Advances Under the
                      Revolving Loan............................... 28
             2.1.3    Lender Protection Loans...................... 30
             2.1.4    Revolving Credit Notes....................... 30
             2.1.5    Optional Prepayments of Revolving Loan....... 30
             2.1.6    Revolving Loan Account....................... 31
             2.1.7    Revolving Credit Unused Line Fee............. 31
             2.1.8    Optional Reduction of Total Revolving
                      Credit Committed Amount...................... 32
    SECTION  2.2      The Letter of Credit Facility................ 33
             2.2.1    Letters of Credit............................ 33
             2.2.2    Letter of Credit Fees........................ 33
             2.2.3    Terms of Letters of Credit................... 34
             2.2.4    Procedures for Issuance of Letters of
                      Credit....................................... 34
             2.2.5    Payment of Reimbursement Obligations......... 36
             2.2.6    Letter of Credit Reserves.................... 38
             2.2.7    Indemnification and Assumption of Risk....... 38
             2.2.8    Participations in the Letters of Credit,
                      PEDFA Obligations............................ 41
             2.2.9    Payments by the Lenders to the Agent......... 42
             2.2.10   Post-Termination Date Letters of Credit...... 43
    SECTION 2.3       Interest..................................... 45
             2.3.1    Available Interest Rates..................... 45
             2.3.2    Selection of Interest Rates.................. 46
             2.3.3    Adjustment of Interest Rates................. 48
             2.3.4    Inability to Determine LIBOR Rate............ 49
             2.3.5    Indemnity.................................... 49
             2.3.6    Payment of Interest.......................... 50
    SECTION 2.4       General Financing Provisions................. 51
             2.4.1    Borrowers' Representatives................... 51
             2.4.2    Use of Proceeds of the Loans and Letters
                      of Credit.................................... 54
             2.4.3    Computation of Interest and Fees............. 54

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             2.4.4    Liens; Setoff................................ 54
             2.4.5    Requirements of Law.......................... 55
             2.4.6    Pro Rata Treatment and Payments.............. 56
             2.4.7    Mandatory Prepayments........................ 57
             2.4.8    Settlement Among Lenders..................... 59

                                    ARTICLE 3

    REPRESENTATIONS AND WARRANTIES................................. 59
    SECTION 3.1       Representations and Warranties............... 59
             3.1.1    Subsidiaries................................. 59
             3.1.2    Good Standing................................ 60
             3.1.3    Power and Authority.......................... 60
             3.1.4    Binding Agreements........................... 60
             3.1.5    No Conflicts................................. 60
             3.1.6    No Defaults, Violations...................... 61
             3.1.7    Compliance with Laws......................... 61
             3.1.8    Margin Stock................................. 61
             3.1.9    Investment Company Act; Margin
                      Securities................................... 61
             3.1.10   Litigation................................... 62
             3.1.11   Financial Condition.......................... 62
             3.1.12   Projected Financial Statements............... 62
             3.1.13   Full Disclosure.............................. 63
             3.1.14   Indebtedness for Borrowed Money.............. 63
             3.1.15   Taxes........................................ 63
             3.1.16   ERISA........................................ 63
             3.1.17   Title to Properties.......................... 64
             3.1.18   Presence of Hazardous Materials or
                      Hazardous Materials Contamination............ 64
             3.1.19   Places of Business........................... 64
             3.1.20   Business Names and Addresses................. 64
             3.1.21   Securities Acts.............................. 65
             3.1.22   Governmental Regulation...................... 65
             3.1.23   Solvency..................................... 65
             3.1.24   Employee Relations........................... 65
             3.1.25   Proprietary Rights........................... 66
    SECTION 3.2       Survival..................................... 66

                                    ARTICLE 4

    CONDITIONS PRECEDENT........................................... 66
    SECTION 4.1       Conditions to Effectiveness of this
                      Agreement.................................... 66
             4.1.1    Good Standing etc.  ......................... 66
             4.1.2    Corporate Proceedings of the Borrowers....... 66
             4.1.3    Notes........................................ 67

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             4.1.4    Financing Documents.......................... 67
             4.1.5    Opinion of Borrower's Counsel................ 67
             4.1.6    Other Documents, Etc......................... 67
             4.1.7    Payment of Fees.............................. 67
             4.1.8    Additional Matters........................... 67
             4.1.9    Commitment Fees.............................. 68
    SECTION 4.2.      Conditions to all Extensions of Credit....... 68
             4.2.1    Compliance................................... 68
             4.2.2    Default...................................... 68
             4.2.3    Representations and Warranties............... 68
             4.2.4    Adverse Change............................... 69
             4.2.5    Legal Matters................................ 69

                                    ARTICLE 5

    COVENANTS OF THE BORROWERS..................................... 69
    SECTION 5.1       Affirmative Covenants........................ 69
             5.1.1    Financial Statements......................... 69
             5.1.2    Reports to SEC and to Stockholders........... 71
             5.1.3    Recordkeeping, Rights of Inspection,
                      Field Examination, Etc....................... 71
             5.1.4    Corporate Existence.......................... 73
             5.1.5    Compliance with Laws......................... 73
             5.1.6    Preservation of Properties................... 73
             5.1.7    Line of Business............................. 73
             5.1.8    Insurance.................................... 74
             5.1.9    Taxes........................................ 74
             5.1.10   ERISA........................................ 75
             5.1.11   Notification of Events of Default and
                      Adverse Developments......................... 75
             5.1.12   Hazardous Materials; Contamination........... 76
             5.1.13   Disclosure of Significant Transactions....... 78
             5.1.14   Net Worth.................................... 78
             5.1.15   Liabilities to Tangible Net Worth Ratio...... 78
             5.1.16   Current Ratio................................ 79
             5.1.17   Fixed Charge Coverage Ratio.................. 79
             5.1.18   Funded Debt to EBITDA........................ 79
             5.1.19   Business Names; Locations.................... 79
    SECTION 5.2       Negative Covenants........................... 79
             5.2.1    Merger, Acquisition or Sale of Assets........ 79
             5.2.2    Subsidiaries................................. 80
             5.2.3    Issuance of Stock............................ 81
             5.2.4    Purchase or Redemption of Securities,
                      Dividend Restrictions........................ 81
             5.2.5    Indebtedness................................. 82
             5.2.6    Investments, Loans and Other
                      Transactions ................................ 84
             5.2.7    Capital Expenditures......................... 85

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             5.2.8    Stock of Subsidiaries........................ 85
             5.2.9    Liens........................................ 86
             5.2.10   Transactions with Affiliates................. 86
             5.2.11   ERISA Compliance............................. 86
             5.2.12   Prohibition on Hazardous Materials........... 86
             5.2.13   Method of Accounting......................... 86
             5.2.14   Sale and Leaseback........................... 86

                                    ARTICLE 6

    DEFAULT AND RIGHTS AND REMEDIES................................ 87
    SECTION 6.1       Events of Default............................ 87
             6.1.1    Failure to Pay............................... 87
             6.1.2    Breach of Representations and
                      Warranties................................... 87
             6.1.3    Failure to Comply with Covenants............. 87
             6.1.4    Other Covenants.............................. 87
             6.1.5    Default Under Other Financing Documents
                      or Obligations............................... 87
             6.1.6    Receiver; Bankruptcy......................... 87
             6.1.7    Involuntary Bankruptcy, etc.................. 88
             6.1.8    Judgment..................................... 88
             6.1.9    Default Under Other Borrowings............... 89
             6.1.10   Liquidation, Termination, or
                      Dissolution.................................. 89
    SECTION 6.2       Remedies..................................... 89
             6.2.1    Acceleration................................. 89
             6.2.2    Further Advances............................. 89
             6.2.3    Performance by Agent......................... 90
             6.2.4    Other Remedies............................... 90

                                    ARTICLE 7

    THE AGENT...................................................... 91
    SECTION 7.1       Appointment, Powers and Immunities........... 91
    SECTION 7.2       Rights as Lender............................. 93
    SECTION 7.3       No Liability of Agent; Indemnity............. 93
    SECTION 7.4       Non-Reliance on Agent and other Lenders...... 93
    SECTION 7.5       Agents, Employees, Representatives........... 94
    SECTION 7.6       Reliance by Agent; Reliance on Agent......... 95
    SECTION 7.7       Successor Agent.............................. 95
    SECTION 7.8       Agency Fee................................... 96
    SECTION 7.9       Actions after Default, etc................... 96
    SECTION 7.10      Circumstances Where Consent of all of the
                      Lenders is Required.......................... 97

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                                    ARTICLE 8

    MISCELLANEOUS.................................................. 98
    SECTION 8.1       Notices...................................... 98
    SECTION 8.2       Amendments; Waivers..........................100
    SECTION 8.3       Cumulative Remedies..........................101
    SECTION 8.4       Severability.................................101
    SECTION 8.5       Assignments by Lenders.......................102
    SECTION 8.6       Participations by Lenders....................103
    SECTION 8.7       Disclosure of Information by Lenders.........103
    SECTION 8.8       Successors and Assigns.......................103
    SECTION 8.9       Continuing Agreements........................103
    SECTION 8.10      Enforcement Costs............................104
    SECTION 8.11      Applicable Law; Jurisdiction.................104
             8.11.1   .............................................104
             8.11.2   .............................................104
             8.11.3   .............................................105
             8.11.4   .............................................105
    SECTION 8.12      Duplicate Originals and Counterparts.........105
    SECTION 8.13      Headings.....................................106
    SECTION 8.14      No Agency....................................106
    SECTION 8.15      Entire Agreement.............................106
    SECTION 8.16      Waiver of Trial by Jury......................106
    SECTION 8.17      Liability of the Agent and the Lenders.......106
    SECTION 8.18      Arbitration..................................107
    SECTION 8.19      Confidentiality..............................108

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                    AMENDED AND RESTATED FINANCING AGREEMENT

         THIS AMENDED AND RESTATED FINANCING AGREEMENT (this "Agreement") is made this 30th day of January, 1998, by and among C&D TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, formerly known as Charter Power Systems, Inc., and successor by merger to C&D Charter Power Systems, Inc. (the "Parent"), RATELCO ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware ("Ratelco"), C&D/CHARTER HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Holdings"), CHARTER POWER F.S. LTD., a corporation organized and existing under the laws of Bermuda ("C&D FS"), PCC DE MEXICO S.A. DE C.V. ("PCC Mexico"), a corporation organized and existing under the laws of the Republic of Mexico, POWER CONVERTIBLES IRELAND LIMITED ("PCC Ireland"), C&D TECHNOLOGIES DE MEXICO S.A. DE C.V., a corporation organized and existing under the laws of the Republic of Mexico ("C&D Mexico") PCC MEXICAN HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Mexican Holdings") (the Parent, Ratelco, Charter Holdings, C&D FS, PCC Mexico, PCC Ireland, C&D Mexico and Mexican Holdings and such other "Additional Borrowers" (as hereinafter defined) as may be parties to this Agreement at any time and from time to time, are herein collectively referred to as the "Borrowers" and individually as a "Borrower"); and NATIONSBANK, N.A., a national banking association ("NationsBank"), CORESTATES BANK, N.A., a national banking association ("CoreStates"), THE CHASE MANHATTAN BANK, a banking corporation organized and existing under the laws of the State of New York ("Chase"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC") (NationsBank, CoreStates, Chase, PNC and such other lenders as may be parties to this Agreement at any time and from time to time are herein collectively referred to as the "Lenders" and individually, as a "Lender"); and NATIONSBANK, N.A., a national banking association (the "Agent").

                                    RECITALS

         A. Certain of the Borrowers, the Agent, NationsBank, CoreStates and Fleet Bank, National Association, a national banking association and successor in interest to NatWest Bank, N.A., being formerly known as National Westminster Bank, NJ ("Fleet") (NationsBank, CoreStates and Fleet are herein collectively referred to as the "Original Lenders") are parties to that certain Financing and Security Agreement dated as of September 26, 1994 by and among such Borrowers, the Agent and the Original Lenders, as amended by (i) that certain First Amendment to Financing and Security Agreement dated as of December 13, 1995,
(ii) that certain Second Amendment to Financing and Security Agreement dated as of January 26, 1996, (iii) that certain Third Amendment to Financing and Security Agreement dated as of March 13, 1996, (iv) that certain

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Fourth  Amendment to Financing and Security  Agreement  dated as of September 3,
1996 and (v) that certain Fifth Amendment to Financing and Security Agreement dated as of October 8, 1996 (as amended, restated, supplemented or otherwise modified, the "Original Credit Agreement"). Pursuant to the provisions of the Original Credit Agreement, such Borrowers jointly and severally applied to the Original Lenders for credit facilities consisting of (i) a revolving credit facility (the "Revolving Credit Facility") in the maximum principal amount of $65,000,000 (the "Revolving Credit Committed Amount"), (ii) a letter of credit facility, as part of the Revolving Credit Facility, in the maximum principal amount of $8,000,000 (the "Letter of Credit Facility") and (iii) a term loan facility in the maximum principal amount of $15,000,000 (the "Term Loan"), all to be used by the Borrowers for the "Permitted Uses" as defined in the Original Credit Agreement, which Term Loan has been repaid in full.

         B. The Parent has advised the Agent and the Lenders that (i) effective June 24, 1997, the Parent changed its name from Charter Power Systems, Inc. to C&D Technologies, Inc., (ii) effective June 25, 1997, C&D Charter Power Systems, Inc., a former subsidiary of the Parent, merged into the Parent with the Parent as the surviving corporation (the "Parent Merger"), (iii) effective July 3, 1997, International Power Systems, Inc. ("International") formed C&D Mexico as a wholly-owned subsidiary of International, (iv) the Parent established a branch office in Kuala Lumpur, Malaysia (the "Malaysian Branch Office"), (v) on or before January 31, 1998 Power Convertibles Corporation formed Mexican Holdings as a wholly-owned subsidiary of Power Convertibles Corporation, and (vi) effective January 31, 1998, LH Research, Inc. and Power Convertibles Corporation were each merged into International and International and Charter Power of California ("Charter California") were each then merged into the Parent, with the Parent as the sole surviving corporation.

         C. The Borrowers have requested that the Agent and the Lenders (i) consent and agree to (1) the name change of the Parent, (2) the Parent Merger,
(3) the creation of C&D Mexico, (4) the establishment of the Malaysian Branch Office, and (5) the removal of Fleet as a "Lender" and the addition of Chase and PNC as "Lenders" and (ii) agree to amend and restate the terms and conditions of the Original Credit Agreement. Subject to the terms and conditions of this Agreement, the Lenders and the Agent hereby consent and agree to each of the foregoing; provided that the Original Credit Agreement is amended and restated in its entirety as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the terms defined in the Preamble shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                  "Adjustment Date" has the meaning described in Section 8.5.

                  "Additional Borrower" shall mean each Subsidiary of any of the Borrowers which has executed and delivered an Additional Borrower Joinder
Supplement and has otherwise complied with the provisions of Section 5.2.2; "Additional Borrowers" shall mean the collective reference to each Additional Borrower.

                  "Additional Borrower Joinder Supplement" shall mean an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT G, with the blanks appropriately completed and executed and delivered by each Additional Borrower and accepted by the Agent on behalf of all of the Borrowers.

                  "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee, or managing agent of such Person, (b) any other Person (other than a Subsidiary) that (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interests of such Person or any Subsidiary of such Person, or (iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person, or (c) a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

                  "Agent"   means   NationsBank,   N.A.,   a  national   banking
association, and any successor agent appointed pursuant to Section 7.7.

                  "Agency Fee" and "Agency Fees" have the meanings described in 7.8.

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                  "Agent's  Obligations"  means any and all Obligations  payable solely to, and for the exclusive benefit of, the Agent by the Borrowers under the terms of this Agreement and/or any of the other Financing Documents, including, without limitation, any and all Agency Fees.

                  "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 8.1.

                  "Agreement" means this Financing Agreement, any and all schedules, exhibits and other attachments hereto, and all amend ments, modifications and supplements hereto and thereto which may from time to time become effective in accordance with the provi sions of Section 8.2.

                  "Applicable Margin" has the meaning set forth in Section 2.3.1(b).

                  "Asset Disposition" means the sale, transfer or other disposition of any asset or property of any of the Borrowers, other than sales of inventory in the ordinary course of business and dispositions of worn, used or obsolete equipment in the ordinary course of business.

                  "Assets" means, as of any date of determination, all assets that should, in accordance with GAAP consistently applied, be classified as assets on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

                  "Assignee" means any Person to which any Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 8.5, together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

                  "Base Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of NationsBank, N.A., as established and declared by NationsBank, N.A. at any time or from time to time. The Base Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Base Rate does not necessarily represent the lowest rate of interest charged by NationsBank, N.A., the Agent or any of the Lenders to borrowers.

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                  "Business  Day"  means a day on which the Agent and all of the
Lenders are open for the transaction of business at the addresses stated after their names on the signature pages of this Agreement, excluding Saturdays and Sundays.

                  "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of Assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years. Capital Expenditures shall not include, however, any expenditures made or liabilities incurred in the replacement or restoration of any Assets which may have suffered a casualty, loss or condemnation to the extent that any such expenditures or liabilities were funded with the insurance or condemnation proceeds received as a result of any such casualty, loss or condemnation. The term also includes, when required by GAAP, the entering into of any Capital Lease.

                  "Capital Lease" means a lease of real or personal property, for which the related Lease Obligations have been or should be capitalized on the balance sheet or other financial reporting purposes in accordance with GAAP consistently applied.

                  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit or banker's acceptances issued in Dollar denominations with maturities of one (1) year or less from the date of acquisition of, or money market or checking accounts maintained with, any of the Lenders or any other commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other financial institutions or brokerage houses to the extent disclosed to, and approved by, the Agent, (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of nine (9) months or less from the date of acquisition and (d) cash deposits in foreign currencies with offshore financial institutions, but only to the extent necessary to enable each non-domestic Borrower to pay its ordinary course working capital expenses.

                  "Closing Date" means the Business Day on which the Agent shall be satisfied that the conditions precedent set forth in Section 4.1 have been fulfilled.

                  "Commitment" means, with respect to each Lender, such Lender's Revolving Credit Commitment or Letter of Credit Commitment, as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitments and the Letter of Credit Commitments of all of the Lenders.

                  "Committed Amount" means, with respect to each Lender, such Lender's Revolving Credit Committed Amount or Letter of Credit Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Credit Committed Amount and the Letter of Credit Committed Amount of all of the Lenders.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any of the Borrowers within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

                  "Consolidated"   shall  mean  the   collective   and  combined
reference to all of the Borrowers and their Subsidiaries, as consolidated after elimination of intercompany items by and among Borrowers and Subsidiaries.

                  "Current  Assets"  means,  as of any date or for any period of determination, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current assets" (or any like caption) on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

                  "Current Letter of Credit Obligations" has the meaning described in Section 2.2.5.

                  "Current Liabilities" means, as of any date or for any period of determination, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current liabilities" (or any like caption) on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

                  "Current Maturities" means, when used in connection with Long-Term Liabilities, as of any date of determination, the principal amount of such Liabilities coming due on such date or during the twelve-month period following such date in accordance with the terms of any instrument or agreement evidencing such Liabilities or relating thereto.

                  "Current Ratio" means, as of any date or for any period of determination, the ratio of (a) Current Assets to (b) Current Liabilities, excluding Current Maturities of Long-Term Liabilities.

                  "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default.

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

                  "Dollar" and "$" means freely transferable United States dollars.

                  "EBITDA" means as to the Borrowers, as of any date or for any period of determination, the sum of (a) the Borrowers' combined earnings as of such date or for such period, before deduction of interest expenses and income Taxes, plus (b) depreciation and amortization of Assets for such period, all as calculated in accordance with GAAP consistently applied, and on a Consolidated basis.

                  "Enforcement Costs" means all reasonable, out of pocket expenses, charges, costs and fees whatsoever (including, without limitation, attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, including, without limitation, any amendments, restatements or supplements to this Agreement and/or any of the other Financing Documents. Notwithstanding the foregoing, Enforcement Costs shall not include any expenses, charges, costs or fees (including, without limitation, attorney's fees and expenses) incurred by the Agent or any Lender in connection with any actual or proposed assignment of any of the Commitments or Obligations in accordance with Section 8.5 of this Agreement or any actual or proposed sale of a participation in any of the Commitments or Obligations in accordance with Section 8.6 of this Agreement, except to the extent the Borrowers request that a Lender so assign or sell a participation in any such Commitments or Obligations.

                  "Environmental Laws" means all Federal, state, local and foreign Laws in effect at any time during the term of this Agreement relating to pollution or protection of the environment or of human health, (including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, natural resource, wildlife, the indoor or outdoor environment, ambient air, surface water, ground water, or land), noise pollution, or otherwise relating to the Borrower's operations, including without limitation manufacturing, processing, distribution, use, treatment, storage, disposal, removal, transport, packing, or handling of Hazardous Materials) and any and all regulations, notices or demand letters issued, entered, promulgated, or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and
Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Oil Pollution Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right to Know

Act, the National Environmental Policy Act and other state and Federal environmental regulatory, environmental lien and environmental cleanup programs, all as may be amended at any time and from time to time during the term of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Business Day" means any Business Day on which dealing in Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

                  "Eurodollar Lending Office" means with respect to the Agent and each Lender such branch or office of the Agent and each such Lender designated by the Agent and such Lender, as applicable, from time to time as the branch or office at which its LIBOR Rate Loans are to be made or maintained.

                  "Event of Default" has the meaning described in Article 7.

                  "Excess Proceeds" has the meaning described in Section 2.4.7.

                  "Facilities" means the collective reference to the loan, letter of credit and other credit facilities and/or accommodations now or hereafter provided to the Borrowers by the Agent and/or any or all of the Lenders under or in connection with this Agreement.

                  "Federal Funds Rate" means, for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three
(3) Federal fund brokers of recognized standing selected by the Agent.

                  "Fees" means the collective reference to each fee payable to the Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, Revolving Credit Unused Line Fees, Letter of Credit Fees, and Agency Fees.

                  "Financial Officer" means the chief financial officer or treasurer of the Parent.

                  "Financing  Documents"  means  at any time  collectively  this
Agreement, the Notes, the Letter of Credit Documents, the PEDFA Reimbursement Agreement, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any or all of the Borrowers and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any or all of the Obligations and/or in connection with this Agreement, any Note, any of the Facilities, and/or any of the Obligations.

                  "Fixed Charge Coverage Ratio" means, for any period of determination, as to the Borrowers and the Subsidiaries the ratio of (a) EBITDA to (b) the sum of (i) all aggregate cash payments of interest on account of the Obligations during such period, plus (ii) current portion of Capital Lease cash payments (including principal and interest payments) during such period, plus
(iii) cash dividends declared and paid during such period, plus (iv) income Taxes paid in cash during such period, plus (v) Current Maturities of Long-Term Liabilities (excluding Capital Leases). The Fixed Charge Coverage Ratio shall be calculated on a Consolidated basis and as of the end of each fiscal quarter on a rolling four (4) quarter basis.

                  "Funded Debt" means, as of any date and for any period of determination, the sum of (i) the aggregate unpaid principal balance of the Revolving Loan as of such date or for such period, plus (ii) the aggregate face amount of all Letters of Credit issued and outstanding as of such date or during such period plus (iii) the amount of the PEDFA Obligations.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied and maintained throughout the period indicated and, when used with reference to any Borrower and/or any Subsidiary, consistent with the prior financial practice of such Borrower, as reflected on the financial statements most recently furnished to the Agent and the Lenders; provided, however, that in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrowers' independent public accountants, such changes shall be included in GAAP as applicable to the Borrowers, only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 6.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any pollutant, chemical or other industrial, toxic or hazardous substance or waste the presence of which on any property now or hereafter owned, operated or acquired by any of the Borrowers is prohibited or otherwise regulated by any Environmental Law; and/or (d) any other substance which by any Environmental Law is regulated with respect to handling in its collection, storage, treatment or disposal.

                  "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by any of the Borrowers during the term of this Agreement, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.

                  "Indebtedness" of any Person means, without duplication and as of any date of determination, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                  (a) all obligations for Indebtedness for Borrowed Money or for the deferred purchase price of property or services,

                  (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

                  (c) all obligations of other Persons constituting indebtedness of such other Persons, to the extent such Person guaranteed, indemnified or otherwise agreed to become contingently, secondarily or primarily liable therefor, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

                  (d) all obligations of such Person in respect of any interest rate or foreign exchange swap, cap or collar agreement or similar agreement between any Person and a financial institution providing for the transfer or mitigation of interest and/or foreign exchange risks either generally or under specific contingencies, and

                  (e) all of the Obligations to the extent then owing.

                  "Indebtedness for Borrowed Money" of any Person means, without duplication and as of any date of determination, the sum at such time of the following, to the extent they arise other than between Borrowers:

                   (a) all indebtedness for borrowed money or for the deferred purchase price of property,

                  (b) all obligations of such Person in respect of any letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, excluding, however the PEDFA Obligations,

                  (c) all Lease Obligations of such Person with respect to Capital Leases,

                  (d) all indebtedness, whether or not in any such case the same was for money borrowed,

                           (i)represented by notes payable, and drafts accepted,
                  that represent extensions of credit,

                           (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                           (iii) upon which  interest  charges  are  customarily
                  paid or that was issued or assumed as full or partial payment for property;

but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP and excluding inter-Borrower indebtedness to the extent eliminated in consolidation, as reflected in the Consolidated financial statements of the Borrowers and the Subsidiaries furnished to the Agent and the Lenders in accordance with the provisions of this Agreement.

                  "Interest Rate Election Notice" has the meaning described in Section 2.3.2(d).

                  "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrowers' election to convert any Prime Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however that:

                  (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                  (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                  (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

                  "Interest Rate" means the Prime Rate or the LIBOR Rate, as applicable.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the income tax regulations issued thereunder.

                  "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, permits, approvals, authorizations or decrees of any Governmental Authority or political subdivision or agency thereof, or of any court or similar entity established by any thereof or of common law.

                  "Lease Obligations" of any Person means, as of any date of determination, the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including Taxes, insurance, maintenance and similar expenses which such Person is obligated to pay under the terms of said leases, except to the extent that such Taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

                  "Lender" means (a) NationsBank in its capacity as a Lender, CoreStates, Chase and PNC and (b) each Person that becomes an Assignee pursuant to the provisions of Section 8.5.

                  "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 hereof and shall also include the PEDFA Obligations.

                  "Letter of Credit Agreement" means, as of any date of determination, each letter of credit application and agreement substantially in the form of the Agent's then standard form of application for letter of credit or such other form or forms as may be approved by the Agent, executed and delivered by the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and includes the PEDFA Reimbursement Agreement; and "Letter of Credit Agreements" means the collective reference to each Letter of Credit Agreement and the PEDFA Reimbursement Agreement in effect at any time and from time to time.

                  "Letter of Credit Cash Collateral Account" has the meaning described in Section 2.2.10.

                  "Letter of Credit Commitment" means the agreement of the Agent, in its capacity as a Lender, to issue Letters of Credit in accordance with the provisions of this Agreement and the Letter of Credit Agreements and to assume liability for the PEDFA Obligations in accordance with the provisions of the PEDFA Participation and Reimbursement Agreements, and the agreement of each Lender to purchase undivided participation interests in such Letters of Credit and in the PEDFA Obligations in accordance with the provisions of this Agreement; "Letter of Credit Commitments" means the collective reference to the Letter of Credit Commitments of the Agent and the Lenders.

                  "Letter of Credit Committed Amount" has the meaning described in Section 2.2.1.

                  "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any or all of the Borrowers and/or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

                  "Letter of Credit Facility" means the facility established by the Agent, in its capacity as a Lender, pursuant to Section 2.2 of this Agreement.

                  "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 hereof.

                  "Letter of Credit Obligations" means all Obligations of the Borrowers under and with respect to the Letters of Credit and the Letter of Credit Agreements, including, the PEDFA Obligations, and the PEDFA Reimbursement Agreement.

                  "Liabilities" means, as of any date or for any period of determination, all liabilities that should, in accordance with GAAP consistently applied, be classified as liabilities on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

                  "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the per annum interest rate (rounded upward, if necessary, to the nearest next 1/16 of 1%) quoted to the Agent, on an immediately available funds basis, at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period, for the offering by leading banks in the London interbank Eurodollar market of Dollar deposits with the Agent for a period comparable in time to the duration of such Interest Period and in amounts comparable to the amount of such LIBOR Loan as to which the LIBOR Base Rate is to be determined.

                  "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

                  "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, the per annum rate of interest calculated pursuant to the following formula:

         LIBOR Rate =       LIBOR BASE RATE       +  Applicable Margin
                        -------------------------
                        100% - Reserve Percentage

                  "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Laws of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Laws of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

                  "Loan" means each advance under the Revolving Loan and "Loans" means the collective reference to all advances under the Revolving Loan.

                  "Loan Notice" has the meaning described in Section 2.1.2.

                  "Long-Term Liabilities" means, with respect to any Person, the
aggregate   amount  of  all  Liabilities  of  such  Person  other  than  Current
Liabilities.

                  "Mandatory Prepayment" and "Mandatory Prepayments" has the meaning described in Section 2.4.7.

                  "Materially Adverse Effect" means an effect, singly or in the aggregate on the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of any or all of the Borrowers (taken as a whole) that would result in the Borrowers violating any of the covenants set forth in Sections 5.1.14 through 5.1.18 of this Agreement.

                  "Maximum Rate" has the meaning described in Section 2.3.6.

                  "Minimum Net Worth Amount" has the meaning described in
Section 5.1.14.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any or all of the Borrowers and/or any Commonly Controlled Entity is required to contribute or has contributed within the immediately preceding five (5) years.

                  "Net Proceeds" means proceeds or other consideration received by any Borrower from any Asset Disposition (including, without limitation, notes or other debt or equity securities, assumption of any Liabilities or other tangible or intangible economic benefits received by such Borrower in connection with any

Asset Disposition), net of customary and reasonable settlement costs, fees and expenses of such Asset Disposition.

                  "Net Outstandings" of any Lender means, as of any date of determination, the sum of (i) all amounts paid by such Lender (other than pursuant to Section 2.4.8) to the Agent with respect to the Revolving Loan or otherwise under this Agreement, minus (ii) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Loan.

                  "Net Worth" means, as to the Borrowers and Subsidiaries and as of any date or for any period of determination, the excess of (a) Assets, over
(b) Liabilities, as calculated on a Consolidated basis.

                  "Non-Ratable Loan" has the meaning described in Section 2.1.2(d).

                  "Note" means a Revolving Credit Note; and "Notes" means collectively the Revolving Credit Notes and all other promissory notes which may from time to time evidence all or any portion of the Obligations.

                  "Obligations" means all present and future indebtedness, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any or all of the Borrowers to the Agent and/or any or all of the Lenders under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, and any of the other Financing Documents, the Loans, and any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees and Enforcement Costs.

                  "Original Closing Date" shall mean September 26, 1994.

                  "Outstanding Letter of Credit Obligations" means the aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Agent pursuant to the provisions of this Agreement, plus the aggregate face amount of the PEDFA Obligations, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue on such Letters of Credit, less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit and/or the PEDFA Letters of Credit that have been paid by the Agent and for which the Agent has been reimbursed by the Borrowers in full in accordance with Section 2.2.5 and the Letter of Credit Agreements, and for which the Agent has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PEDFA $1,400,000 Letter of Credit" means that certain irrevocable letter of credit issued by PNC Bank, National Association as security for the $1,400,000 Pennsylvania Economic Development Financing Authority Economic Development Revenue Bonds, 1990 Series D6 (C&D Charter Power Systems, Inc.), as the same may be amended, restated, reissued, renewed, supplemented or otherwise modified at any time and from time to time.

                  "PEDFA $1,900,000 Letter of Credit" means that certain irrevocable letter of credit issued by PNC Bank, National Association as security for the $1,900,000 Pennsylvania Economic Development Financing Authority Economic Development Revenue Bonds, 1990 Series B2 (C&D Charter Power Systems, Inc., as the same may be amended, restated, reissued, renewed, supplemented or otherwise modified at any time and from time to time.

                  "PEDFA  Letters  of  Credit"  means   collectively  the  PEDFA
$1,400,000 Letter of Credit and the PEDFA $1,900,000 Letter of Credit.

                  "PEDFA Loans" means those loans previously made by the Pennsylvania Economic Development Financing Authority to C&D Charter on or about December 1, 1991 in the original aggregate principal amount of Three Million Three Hundred Thousand Dollars
($3,300,000).

                  "PEDFA Obligations" means any and all primary and contingent obligations, indebtedness and liabilities of the Agent under and in connection with either or both of the PEDFA Participation and Reimbursement Agreements, including, without limitation, the Agent's obligation to reimburse PNC Bank, National Association for any amounts drawn under either or both of the Letters of Credit and to pay certain fees and other amounts as provided in the PEDFA Participation and Reimbursement Agreements and the Agent's obligation to pay fees, costs and charges.

                  "PEDFA $1,400,000 Participation and Reimbursement Agreement" means that certain participation and reimbursement agreement dated as of September 1, 1994 by and between the Agent and PNC Bank, National Association pursuant to which the Agent agreed to reimburse PNC Bank, National Association for any amounts drawn under the PEDFA $1,400,000 Letter of Credit and to pay certain fees and other amounts due with respect to the PEDFA $1,400,000 Letter of Credit, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time.

                  "PEDFA $1,900,000 Participation and Reimbursement Agreement" means that certain participation and reimbursement agreement dated as of September 1, 1994 by and between the Agent and PNC Bank, National Association pursuant to which the Agent agreed to reimburse PNC Bank, National Association for any amounts drawn under the PEDFA $1,900,000 Letter of Credit and to pay certain fees and other amounts due with respect to the PEDFA $1,900,000 Letter of Credit, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time.

                  "PEDFA  Participation  and  Reimbursement   Agreements"  means
collectively the PEDFA $1,900,000 Participation and Reimbursement Agreement and the PEDFA $1,400,000 Participation and Reimbursement Agreement.

                  "PEDFA Reimbursement Agreement" means that certain reimbursement agreement dated September 26, 1994 by and among the Agent and the Borrowers pursuant to which the Borrowers jointly and severally agreed to reimburse the Agent for any amounts paid by the Agent on account of the PEDFA Obligations, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time.

                  "Permitted Acquisitions" means the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person, or the stock or assets of any Person or the combination with any Person regardless of the structure of the transaction (provided that such combination would not otherwise result in a Default or Event of Default), engaged principally in the lines of business set forth in Section 5.1.7; provided, however that (i) the aggregate purchase price of, investment in, expenditures relating to (excluding customary and reasonable transaction costs), and assumed Liabilities in connection with, any given acquisition, purchase, or investment cannot exceed Fifteen Million Dollars ($15,000,000), (ii) the total purchase prices of, investments in, expenditures relating to (excluding customary and reasonable transaction costs), and assumed Liabilities in connection with, all such acquisitions, purchases and/or investments made on or after the Closing Date cannot exceed the Total Revolving Credit Committed Amount in effect from time to time, (iii) such acquisition, purchase, assumption of liabilities or investment cannot otherwise constitute or give rise to a Default or an Event of Default,
(iv) the Borrowers have furnished financial projections in form and content reasonably acceptable to the Agent and the Required Lenders which give effect to such acquisition, purchase or investment and which indicate that such acquisition, purchase, assumption of Liabilities and/or investment would not cause a Default or Event of Default, and (v) a Phase I environmental assessment of any real property to be acquired or purchased by any of the Borrowers or owned by any Person to be acquired or purchased by any of the Borrowers or owned by any Person in which any of the Borrowers intend to make an investment, has been performed by a reputable and recognized environmental consulting firm engaged by the Agent and reasonably acceptable to the Required Lenders and has revealed no material Hazardous Materials Contamination or material violations of any Environmental Laws, the remediation of or compliance with which could result in a material Liability not reflected in the purchase price. The Agent agrees to obtain competitive bids from at least three (3) environmental consulting firms prior to selecting an environmental consultant to prepare the required Phase I environmental assessments.

                  "Permitted Asset Disposition" means a sale, lease, transfer or other disposition of any asset or property of any of the Borrowers which satisfies the following conditions:

                  (a) the Net Proceeds to be paid or received with respect to such sale, lease, transfer or other disposition are less than or equal to One Million Dollars ($1,000,000),

                  (b) the sum of (i) the Net Proceeds to be paid or received with respect to such sale, lease, transfer or other disposition of any asset or property of any of the Borrowers, plus (ii) the Net Proceeds paid or received with respect to all other sales, leases, transfers or other dispositions made during the then current fiscal year, is less than or equal to Two Million Dollars ($2,000,000), and

                  (c) there does not exist a Default or an Event of Default at the time of such sale, lease, transfer or other disposition.

                  "Permitted Dividends" means (i) cash dividends paid or to be paid by the Parent which are no greater than $3,175,000 during any fiscal year,
(ii) any dividend declared by a Wholly Owned Subsidiary of the Parent and (iii) any stock dividend declared by the Parent or any Wholly Owned Subsidiary of the Parent.

                  "Permitted Liens" means:

                  (a) Liens securing Taxes (excluding any Lien imposed by the PBGC pursuant to any of the provisions of ERISA), which are not delinquent or which the Agent has determined in the exercise of its reasonable discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrowers have set aside adequate reserves in accordance with GAAP to pay any such Taxes or otherwise have sufficient availability under the Revolving Credit Facility to cover any such Taxes, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Agent and the Lenders,

                  (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, social security, unemployment insurance or similar Laws or under payment or performance bonds,

                  (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property owned by a Borrower (i) in existence as of the Closing Date, (ii) which arise after the Closing Date, but which remain in effect for less than one hundred twenty (120) days after any Borrower learns of such Liens, or (iii) which arise after the Closing Date, but which do not prevent the Agent and the Lenders from realizing on the full value of any such real property which is collateral for any of the Obligations, as determined by the Agent and the Required Lenders in their good faith, reasonable discretion,

                  (d) Liens securing Permitted Preferred Indebtedness; provided that such Liens at all times encumber only the assets or property, the purchase price of which was financed with the Permitted Preferred Indebtedness or any other assets or property of any of the Borrowers,

                  (e) Liens in favor of the Agent for the ratable benefit of the Lenders,

                  (f) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement,

                  (g) purchase money Liens upon Assets acquired after the Closing Date securing Indebtedness for Borrowed Money permitted by
         Section 5.2.5(h),

                  (h)      Capital Leases if and to the extent permitted by
         Section 5.2.5,

                  (i) Liens in favor of any of the Lenders securing Indebtedness permitted by Section 5.2.5(g).

                  (j) Statutory Liens of materialmen, merchants, carriers, workers, repairers or similar Persons incurred in the ordinary course of business for sums not overdue or for sums being contested in good faith by appropriate proceedings, provided that the Borrowers shall have set aside on their books adequate reserves therefor in accordance with GAAP.

                  (k) such other Liens, if any, as are set forth on EXHIBIT "B" attached hereto and made a part hereof.

                  "Permitted Preferred Indebtedness" means Indebtedness for Borrowed Money incurred by any or all of the Borrowers on or after the Closing Date (x) to finance the acquisition of Assets or property or the Capital Lease of Assets or property, which Indebtedness for Borrowed Money has below-market interest rates, tax-exempt interest, or other terms which, taken as a whole, are more advantageous to the Borrowers than those contained herein and (y) which the Lenders declined to extend to the Borrowers after having been offered the opportunity by the Borrowers to provide such Indebtedness for Borrowed Money. The Agent and the Lenders agree that the Borrowers may assume that the Lenders have declined to extend the requested Indebtedness for Borrowed Money unless the Agent or any of the Lenders have notified the Borrowers in writing to the contrary within fifteen (15) days of their receipt of all proposed material terms and conditions of the proposed Indebtedness for Borrowed Money in writing.

                  "Permitted Uses" means:

                  (a) with respect to the Letters of Credit (i) to secure obligations of any of the Borrowers under any workers' compensation Laws or insurance and (ii) for such other purposes as the Agent shall approve in its sole and absolute discretion, subject to the provisions of 2.2. In addition, the Agent's agreement to assume liability for the PEDFA Obligations shall constitute a Permitted Use of the Letter of Credit Facility.

                  (b) with  respect  to the  Revolving  Loan (i) the  payment of ordinary course, working capital expenses of any or all of the Borrowers (including ordinary course operational expenses), (ii) Capital Expenditures (excluding Capital Leases) if and to the extent permitted by Section 5.2.7, and (iii) Permitted Acquisitions. Permitted Uses do not include investments in any securities or similar instruments or investments made for arbitrage purposes. Notwithstanding the foregoing, the

Borrowers may deposit or invest Revolving Loan proceeds in accounts or other short-term investments having maturities of not more than one hundred twenty
(120) days; provided, that (i) such deposits or investments are intended to be maintained in such accounts or other investments by the Borrowers for not more than one hundred twenty (120) days, (ii) the Borrowers intend to use the Revolving Loan proceeds so deposited or invested for Permitted Uses within such one hundred twenty (120) day period, and (iii) the Borrowers intended to temporarily defer using such Revolving Loan proceeds for Permitted Uses for legitimate and beneficial tax or other economic reasons, as disclosed to the Agent and the Lenders promptly upon request.

                  (c) the purchase of Stock if and to the extent such purchase is expressly permitted by the provisions of this Agreement.

                  "Person" means and includes an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other organization or entity.

                  "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which any of the Borrowers or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA, except that the term "Plan" shall not include a Multiemployer Plan.

                  "Post-Default   Rate"  means  with   respect  to  all  of  the
Obligations, as of any date of determination, the highest Interest Rate then in effect, plus three percent (3%) per annum.

                  "Post-Termination Date Letter of Credit" and "Post-Termination Date Letters of Credit" have the meaning described in Section 2.2.10.

                  "Prepayment" means a Revolving Loan Optional Prepayment or a Mandatory Prepayment, as the case may be; and "Prepayments" mean collectively Revolving Loan Optional Prepayments and Mandatory Prepayments.

                  "Prime Loan" means any Loan for which interest is to be computed with reference to the Prime Rate.

                  "Prime Rate" means the Base Rate in effect at any time and from time to time, plus the Applicable Margin.

                  "Proprietary Rights" means all of each Borrower's now owned and hereafter arising or acquired patents, copyrights, trademarks, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Proportionate Share" means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Loans and Letter of Credit Obligations (including, the PEDFA Obligations) owing to that Lender by the aggregate unpaid principal amount of all Loans and Letter of Credit Obligations (including, the PEDFA Obligations) then outstanding; or if no Loans or Letter of Credit Obligations are outstanding, by dividing the total amount of such Lender's Commitments by the total amount of the Commitments of the Agent and all of the Lenders.

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(b) of ERISA or the regulations thereunder, but excluding reportable events with respect to which the thirty (30) day notice requirement has been waived by the PGBC.

                  "Required Lenders" means at any time of determination one or more of the Lenders holding at least sixty-six and two/thirds (66-2/3%) of the Commitments.

                  "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate with respect to each LIBOR Loan shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage applicable thereto.

                  "Responsible Officer" means the chief executive officer of the Parent or the president of the Parent or, with respect to financial matters, the Financial Officer.

                  "Revolving Credit Commitment" means the agreement of a Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; "Revolving Credit Commitments" means the collective reference to the Revolving Credit Commitment of each of the
Lenders.

                  "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

                  "Revolving Credit Committed Amount" has the meaning described in Section 2.1.1.

                  "Revolving Credit Expiration Date" means February 1, 2001.

                  "Revolving Credit Facility" means the facility established by the Lenders pursuant to Section 2.1 of this Agreement.

                  "Revolving Credit Note" and "Revolving Credit Notes" have the meanings described in Section 2.1.4.

                  "Revolving Credit Optional Reduction" and "Revolving Credit Optional Reductions" have the meanings described in Section 2.1.8.

                  "Revolving Credit Proportionate Share" has the meaning described in Section 2.1.1.

                  "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 6.2.2.

                  "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.7.

                  "Revolving Loan" has the meaning described in Section 2.1.1.

                  "Revolving Loan Account" has the meaning described in
Section 2.1.6.

                  "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.5.

                  "Settlement Date" means each Business Day after the Closing Date on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.4.8.

                  "Settlement Report" means each report, substantially in the form attached hereto as EXHIBIT C, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of the Revolving Loan outstanding, each Lender's Proportionate Share of the Revolving Loan and each Lender's Net Outstandings, and all payments of principal, interest and Fees received by the Agent from the Borrowers for the ratable benefit of the Lenders during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "State" means the State of Maryland.

                  "Stock" means the issued and outstanding common stock of the Parent.

                  "Subordinated Indebtedness" means any Indebtedness incurred at any time by any or all of the Borrowers, the repayment of which is subordinated to the Obligations by a written agreement in form and substance satisfactory to the Agent in its sole and absolute discretion.

                  "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by any of the Borrowers and/or by one or more Subsidiaries of any of the Borrowers.

                  "Tangible Net Worth" means, as to the Borrowers and the Subsidiaries and as of any date or for any period of determination, the sum at such time or during such period of:

                  (a) Net Worth; less

                  (b) the total of (i) all Assets which would be classified as intangible assets under GAAP consistently applied, (ii) applicable reserves, allowances and other similar properly deductible items to the extent deductible in accordance with GAAP when calculating Net Worth,
         (iii) goodwill, (iv) the amount of all accounts receivable and notes receivable from stockholders, officers, directors and/or employees, which in any individual case or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000) and (v) the aggregate principal amount of any and all Subordinated Indebtedness to the extent included in Net Worth; all as calculated on a Consolidated basis.

                  "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any of the Borrowers or any of their properties or assets or any part thereof or in respect of any of their franchises, businesses, income or profits.

                  "Total Net Proceeds" has the meaning described in Section
2.4.7.

                  "Total Revolving Credit Committed Amount" has the meaning described in Section 2.1.1.

                  "Wholly Owned Subsidiary" means any Subsidiary all the shares of stock of all classes of which (other than directors' (or their nominees) qualifying shares) at the time are owned directly or indirectly by any of the Borrowers and/or by one or more Wholly Owned Subsidiaries of any of the Borrowers.

         SECTION 1.2 ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Without implying any limitation on the foregoing, any reference to the "Borrowers" in any provision of this Agreement or any of the other Financing Documents shall be deemed to refer to each and any one or more of the Borrowers, jointly and severally. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified, so long as and to the extent such amendment, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to as required under the terms of this Agreement. References to any Person include its permitted successors and assigns.

                                    ARTICLE 2

                              THE CREDIT FACILITIES

         SECTION 2.1       THE REVOLVING CREDIT FACILITY.

                           2.1.1     REVOLVING CREDIT FACILITY.  Subject to  and
upon the provisions of this Agreement, and in reliance upon the representations and warranties contained herein and/or in any of the Financing Documents, the Lenders collectively establish a revolving credit facility jointly and severally in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan". Advances repaid may be readvanced and reborrowed in accordance with the provisions of this Agreement. Advances may only be used for Permitted Uses.

         The amount set forth below opposite each Lender's name is herein called such Lender's "Revolving Credit Committed Amount" and the total of each Lender's Revolving Credit Committed Amount is herein called the "Total Revolving Credit Committed Amount". The proportionate share set forth below opposite each Lender's name is herein called such Lender's "Revolving Credit Proportionate Share":

                          Revolving Credit          Revolving Credit
Lender                    Committed Amount          Proportionate Share
------                    ----------------          -------------------

NationsBank                $27,950,000               43%
CoreStates                 $19,500,000               30%
Chase                      $ 8,775,000               13.5%
PNC                        $ 8,775,000               13.5%

Total Revolving
Credit Committed
Amount:                    $65,000,000               100%

Neither the Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment.

         During the Revolving Credit Commitment Period, the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrowers' request:

                           (i) the outstanding principal balance of each Lender's Proportionate Share of the Revolving Loan and of the Letter of Credit Obligations (including, the PEDFA Obligations) would not exceed such Lender's Revolving Credit Committed Amount, and

                           (ii) the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations (including, the PEDFA Obligations) would not exceed the Total Revolving Credit Committed Amount.

                           2.1.2    PROCEDURE FOR MAKING ADVANCES UNDER THE
REVOLVING LOAN. (a) (i) The Borrowers may jointly and severally borrow under the Revolving Credit Facility on any Eurodollar Business Day if the borrowing is a LIBOR Loan or on any Business Day if the borrowing is a Prime Loan. Each borrowing under the Revolving Credit Facility which is a Prime Loan shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) and each borrowing under the Revolving Credit Facility which is a LIBOR Loan shall be in a minimum principal amount of Two Million Dollars ($2,000,000).

                  (ii) The Borrowers shall give the Agent oral or written notice (a "Loan Notice") not later than 12:00 p.m (Baltimore Time) on the Business Day of the requested date for the making of a Prime Loan, and not later than 12:00 p.m (Baltimore Time) on the third Eurodollar Business Day before the requested date for the making of a LIBOR Loan. Each Loan Notice shall be in the form of EXHIBIT D, shall be accompanied by or include an Interest Rate Election Notice, and shall specify (1) the requested date for the making of an advance, which shall be, in the case of a LIBOR Loan, a Eurodollar Business Day, and, in the case of a Prime Loan, a Business Day, (2) the amount of the requested advance, and (3) if requested by the Agent, the purpose of the requested borrowing.

                  (iii) Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable. A Financial Officer of the Parent may from time to time designate in writing one or more other Persons authorized to submit Loan Notices and Interest Rate Election Notices.

         (b) All advances of the Revolving Loan shall be disbursed by the Agent on the requested borrowing date, in funds immediately available to one or more of the Borrowers, by credit to an account of any of the Borrowers at the Agent's Office or in such other manner as may have been specified in the applicable Loan Notice and as shall be acceptable to the Agent in its sole and absolute discretion. The Agent shall only disburse those advances made available to the Agent by the Lenders in accordance with Section 2.1.2(c).

         (c) Upon the Agent's receipt of a Loan Notice, the Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date under such Lender's Revolving Credit Commitment and the Interest Rate applicable to such advance. Not later than 2:00 p.m. (Baltimore Time) on each requested borrowing date, each Lender shall, if it has received timely notice from the Agent of the Borrowers' request for an advance, make available to the Agent, in funds immediately available to the Agent at the Agent's Office, such Lender's Proportionate Share of the advance to be made on such date.

         (d) Unless the Agent shall have received notice from a Lender prior to 2:00 p.m. (Baltimore Time) on the requested date for the making of an advance under the Revolving Loan that such Lender will make available to the Agent, such Lender's Revolving Credit Proportionate Share of the advance requested to be made on such date, the Agent will assume that such Lender will not make such amount available to the Agent on such date in accordance with Section 2.1.2(c) and such Lender's Revolving Credit Proportionate Share of the requested advance shall not be made to the Borrowers. The failure of any Lender to fund its Revolving Credit Proportionate Share of any requested advance shall not relieve any other Lender of its obligation to fund its Revolving Credit Proportionate Share of such advance. If, however, such other Lenders fund their Revolving Credit Proportionate Share of the requested advance (each a "Non-Ratable Loan", and collectively, the "Non-Ratable Loans") based on the determination of the Agent and such Lenders that they are in fact obligated to fund such requested advance pursuant to the terms of this Agreement, the Obligations due and payable with respect to such Non-Ratable Loans shall have a first priority claim with respect to any payments or collections received on account of the Revolving Loan and any and all such payments or collections shall be shared between the Lenders which elected to make the Non-Ratable Loans, on a pro-rata basis, notwithstanding any other provision of this Agreement. If and to the extent the Lenders fund their Revolving Credit Proportionate Share of any requested advance as provided herein, the Agent shall fund the requested advance prior to 3:00 p.m. (Baltimore time) to the extent of the funds made available by the Lenders.

         The Agent shall promptly notify the Borrowers of any Lender's refusal to fund its Revolving Credit Proportionate Share of any requested advance.

                           2.1.3    LENDER PROTECTION LOANS.  The Borrowers
hereby irrevocably authorize the Lenders at any time and from time to time after and during the continuance of a Default or an Event of Default, without further request from or notice to the Borrowers, to make advances under the Revolving Loan which the Agent, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Agent and/or any or all of the Lenders under this Agreement, including, without limitation, advances under the Revolving Loan made to cover (i) unpaid debit balances in the Revolving Loan Account, (ii) past due payments of principal and/or interest on account of any Loan, (iii) any other Obligations (including any Letter of Credit Obligations) not paid as and when due and payable, and (iv) any unpaid Enforcement Costs which remain outstanding for more than ten (10) days after the giving of notice by the Agent to the Borrowers. Each such advance shall be made as a Prime Loan. The Borrowers acknowledge and agree that the Agent and the Lenders shall be entitled, at their option, to reduce the availability under the Revolving Loan by the amount of any Enforcement Costs not paid by the Borrowers immediately upon demand, notwithstanding the fact that the Lenders cannot make advances under this Section 2.1.3 until such Enforcement Costs have been outstanding for at least ten (10) days after the giving of notice by the Agent to the Borrowers.

                           2.1.4    REVOLVING CREDIT NOTES.  The joint and
several obligations of the Borrowers to pay each and every Lender's Proportionate Share of the Revolving Loan, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Revolving Credit Notes" and individually a "Revolving Credit Note") substantially in the form of EXHIBIT A attached hereto and made a part hereof, with appropriate insertions. Each Lender's Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in the Revolving Credit Note, and shall be in the maximum principal amount of such Lender's Revolving Credit Commitment. The Borrowers acknowledge and agree that, if the unpaid principal balance of the Revolving Loan outstanding from time to time exceeds the aggregate face amount of the Revolving Credit Notes, the excess shall bear interest at the Post-Default Rate and shall be payable, with interest, ON DEMAND.

                           2.1.5    OPTIONAL PREPAYMENTS OF REVOLVING LOAN.
Subject to the provisions of Section 2.3.5, the Borrowers may, at their option, at any time and from time to time prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty. Partial Revolving Loan Optional Prepayments shall be in amounts not less than One Hundred Thousand

Dollars ($100,000). Revolving Loan Optional Prepayments shall be made following a written notice to the Agent specifying the date and amount of any intended Revolving Loan Optional Prepayment. The amount to be prepaid shall be paid by the Borrowers to the Agent on the date specified for such prepayment in the notice, which notice shall be irrevocable.

                           2.1.6    REVOLVING LOAN ACCOUNT.  The Agent will
establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Agent will (a) DEBIT (i) the principal amount of each advance under the Revolving Loan made by the Lenders as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and
(iii) any other amounts due and payable by the Borrowers to the Agent and/or the Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees and late charges, all as and when due and payable, and (b) CREDIT all payments made by the Borrowers to the Agent on account of the Revolving Loan as of the date made. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final payment is not received by the Agent in cash or collected funds. The Borrowers hereby promise to pay to the order of the Agent for the ratable benefit of the Lenders, on the Revolving Credit Termination Date, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account. Any and all periodic or other statements or reconciliations of the Revolving Loan Account, and the information contained in those statements or reconciliations, shall be presumed conclusively to be correct, absent manifest error, and shall constitute an account stated between the Lenders and the Borrowers unless the Agent receives specific written objection from any of the Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Agent to the Borrowers. The Agent and the Lenders acknowledge and agree that the Borrowers' obligation to pay the Obligations evidenced by the Revolving Credit Notes constitutes the same, and is not in duplication of, the obligation to pay the Obligations as provided in this Section.

                           2.1.7    REVOLVING CREDIT UNUSED LINE FEE.  The
Borrowers shall jointly and severally pay to the Agent, in arrears, for the ratable benefit of the Lenders, a quarterly revolving credit unused line fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount to be determined based upon the ratio of Funded Debt to EBITDA for the rolling four (4) quarter month period covered by the then most recent financial statements furnished or required to be furnished to the Agent pursuant to and in the form required by Section 5.1.1(a) and Section 5.1.1(c). Within three (3) Business

Days of the Agent's receipt of such financial statements in the form required, the Agent shall calculate the ratio of Funded Debt to EBITDA for the then rolling four (4) quarter period covered by such financial statements, and shall notify the Borrowers and the Lenders of the Agent's determination. If such financial statements are not furnished as and when required, the Borrowers may not be permitted to select or change an Interest Rate or an Interest Period. Following, the Agent's determination of the Funded Debt to EBITDA ratio, the Revolving Credit Unused Line Fee shall be equal to the per annum "Fee Percentage Amount" as set forth below multiplied by the difference between (a) the Total Revolving Credit Committed Amount in effect from time to time and (b) the sum of
(i) the average daily outstanding principal balance of the Revolving Loan during the then preceding quarterly period and (ii) the average daily face amount of all Letters of Credit outstanding during such quarterly period:

     Funded Debt to EBITDA Ratio        Fee Percentage Amount
     ---------------------------        ---------------------

     Less than 1.0 to 1.0               .125%

     Greater than or equal to           .125%
     1.0 to 1.0, but less than
     1.75 to 1.0

     Greater than or equal to           .16%
     1.75 to 1.0, but less than
     2.25 to 1.0

     Greater than or equal to           .19%
     2.25 to 1.0, but less than
     2.75 to 1.0

     Greater than or equal to           .23%
     2.75 to 1.0, but less
     than     3.0 to 1.0

     Greater than or equal to
     3.0 to 1.0                         .50%

                           2.1.8    OPTIONAL REDUCTION OF TOTAL REVOLVING
CREDIT COMMITTED AMOUNT. The Borrowers shall have the right to reduce permanently (each a "Revolving Credit Optional Reduction" and collectively the "Revolving Credit Optional Reductions") the Total Revolving Credit Committed Amount in effect from time to time in amounts not less than Five Million Dollars ($5,000,000) and in integral multiples of Five Hundred Thousand Dollars ($500,000), upon at least five (5) Business Days prior written notice to the Agent specifying the date and amount of such Revolving Credit

Optional Reduction. No Revolving Credit Optional Reduction shall be permitted if, after giving effect to such reduction, the then outstanding principal balance of the Revolving Loan and any and all then Outstanding Letter of Credit Obligations exceeds the Total Revolving Credit Committed Amount as so reduced. Such notice shall be irrevocable as to the amount and date of such Revolving Credit Optional Reduction. After each such Revolving Credit Optional Reduction, the Revolving Credit Unused Line Fee provided for in Section 2.1.7 hereof shall be calculated at the times set forth in such section with respect to the Total Revolving Credit Committed Amount as reduced. The Revolving Credit Committed Amount of each Lender shall be reduced by such Lender's Proportionate Share of each Revolving Credit Optional Reduction.

         SECTION  2.2      THE LETTER OF CREDIT FACILITY.

                           2.2.1    LETTERS OF CREDIT.  Subject to  and upon the
provisions of this Agreement, and as a part of the Revolving Credit Commitments, the Borrowers may, upon the prior approval of the Agent, obtain letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Agent from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. In addition, subject to and upon the provisions of this Agreement, and as part of the Revolving Credit Commitments, the Agent shall agree to assume liability for the PEDFA Obligations in accordance with the provisions of the PEDFA Participation and Reimbursement Agreements. The Borrowers will not be entitled to obtain a Letter of Credit unless (a) the Borrowers are then able to obtain an advance under the Revolving Loan from the Lenders in an amount not less than the amount of the Letter of Credit requested by the Borrowers, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the aggregate face amount of the PEDFA Obligations and the amount of the requested Letter of Credit) does not exceed Eight Million Dollars ($8,000,000) (the "Letter of Credit Committed Amount"). The Letters of Credit shall be available only for Permitted Uses.

                           2.2.2    LETTER OF CREDIT FEES.  Prior to or
simultaneously with the opening of each Letter of Credit and the Agent's execution and delivery of the PEDFA Participation and Reimbursement Agreements, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") as follows:

         (a) with respect to the PEDFA Obligations and any Letter of Credit issued to secure any obligations of any of the Borrowers under or in connection with any workers' compensation Laws or insurance, a Letter of Credit Fee in an amount equal to one percent (1%) per annum of the face amount of the aggregate face amount of the PEDFA Obligations and/or such Letter of Credit, as appropriate, which the Borrowers acknowledge and agree shall be in addition to any fees payable by the Agent under or as part of the PEDFA Participation and Reimbursement Agreements,

         (b) with respect to any other standby Letter of Credit (other than the PEDFA Obligations), a Letter of Credit Fee in an amount equal to one and one-eighth percent (1-1/8%) per annum of the face amount of such Letter of Credit, and

         (c) with respect to any other commercial Letter of Credit (other than the PEDFA Obligations), a Letter of Credit Fee in an amount equal to one and one-eighth percent (1-1/8%) per annum of the face amount of such Letter of Credit.

         Letter of Credit Fees shall be paid upon the opening of the Letter of Credit, upon the Agent's execution and delivery of the PEDFA Participation and Reimbursement Agreements and upon each anniversary date, if any. In addition, the Borrowers shall pay to the Agent, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrowers under the provisions of this Agreement and are for the exclusive benefit of the Agent and are a part of the Agent's Obligations.

                           2.2.3    TERMS OF LETTERS OF CREDIT.  Unless
otherwise agreed by the Lenders in writing, each Letter of Credit (a) shall be opened pursuant to a Letter of Credit Agreement, (b) shall expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date and
(c) shall be issued for a Permitted Use. Neither the Agent nor any of the Lenders shall have any obligation or commitment to consent to the renewal, extension or amendment to either or both of the PEDFA Letters of Credit.

                           2.2.4    PROCEDURES FOR ISSUANCE OF LETTERS OF
CREDIT. (a) The Borrowers shall give the Agent oral or written notice at least two (2) Business Days prior to the date on which the Borrower desires the Agent to issue a Letter of Credit. Any oral notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the issuance of the requested Letter of Credit. Such notice shall be irrevocable and shall be accompanied by a duly executed Letter of Credit Agreement specifying: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested original face amount of the

Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit,
(g) any other terms or provisions the Borrowers desire to be contained in the Letter of Credit, and (h) the purpose for which such Letter of Credit is to be issued. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Agent may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. The Borrowers shall attach to such notice the form of the Letter of Credit that the Borrowers request be issued. The Agent and the Lenders agree that if there is any express conflict between the provisions of this Agreement and the provisions of any Letter of Credit Agreement regarding the Agent's duties and obligations, the provisions of this Agreement shall prevail.

         (b) The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit as set forth in a notice from the Borrowers pursuant to Section 2.2.4(a), the amount of the unused Letter of Credit Facility. If (i) the form of Letter of Credit delivered by the Borrowers to the Agent, if any, is acceptable to the Agent in its sole and absolute discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the unused Letter of Credit Facility, (iii) the Letter of Credit complies with the conditions set forth in
Section 2.2.3, (iv) the notice provided by the Borrowers to the Agent is given in accordance with Section 2.2.4(a), (v) the Agent has received a certificate from the Borrowers stating that the conditions set forth in Section 4.2 have been satisfied, (vi) the Borrowers have paid all Letter of Credit Fees and other Fees (including customary issuance and negotiation fees) payable in connection with the issuance of such Letter of Credit, and (vii) the Borrowers have executed and delivered to the Agent a Letter of Credit Agreement, then the Agent will issue the Letter of Credit in accordance with its customary procedures. Promptly upon issuance of a Letter of Credit, the Agent shall give each Lender written or telephonic notice of the issuance of such Letter of Credit, and within five (5) Business Days of the issuance of such Letter of Credit, the Agent shall furnish to the Lenders a photocopy of such Letter of Credit.

         (c) No Letter of Credit shall be extended or amended unless the requirements of this Section 2.2.4 are met as though a new Letter of Credit were being requested and issued.

         (d) The Agent shall have no obligation to issue any Letter of Credit, if as of the date of issuance of such Letter of Credit, there exists any order of any court, arbitrator or Governmental Authority having jurisdiction or authority over the Agent, which shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, or if there exists any Law, rule or regulation applicable to banks generally or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over banks generally, which shall prohibit, or request that the Agent refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

         (e) In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement.

                           2.2.5    PAYMENT OF REIMBURSEMENT OBLIGATIONS.  (a)
The Borrowers hereby promise to pay to the Agent, ON DEMAND and in Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                  (i) the amount which the Agent has paid under each draft or draw on a Letter of Credit or under either or both of the PEDFA Participation and Reimbursement Agreements;

                  (ii) any and all reasonable charges and expenses which the Agent may pay or incur relative to the Letter of Credit, the PEDFA Obligations and/or such draws or drafts; and

                  (iii) interest on the amounts described in (i) and (ii) above not paid by the Borrowers as and when due and payable under the provisions of (i) and (ii) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the Revolving Loan, or if no advances are outstanding under the Revolving Loan, the Prime Rate, plus one percent (1%) per annum.

In addition, the Borrowers hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. Notwithstanding the foregoing, the Agent shall be entitled to use and apply funds on deposit in the Letter of Credit Cash Collateral Account to pay any draft or draw on a Post-Expiration Letter of Credit, without prior notice to or consent of, the Borrowers and/or the Lenders, in accordance with the provisions of Section 2.2.10.

         (b) The obligation of the Borrowers to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any or all of the Borrowers or any other account party may have or have had against any beneficiary of such Letter of Credit, any beneficiary of the PEDFA Letters of Credit, the Agent, any of the Lenders, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit (except if such draft or draw fails to substantially comply with such terms), any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Agent or any of the Lenders had actual or constructive knowledge of the same, and irrespective of any security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for any Letter of Credit Obligations, in bankruptcy or otherwise; PROVIDED, HOWEVER, that the Borrowers shall not be obligated to reimburse the Agent for any wrongful payment under such Letter of Credit made as a result of the Agent's willful misconduct or gross negligence.

         (c) The obligation of the Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Agent or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any security or guarantee therefor or right of offset with respect thereto.

         (d) The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Agent or any of the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

         (e) If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Agent, the Lenders and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrowers shall reimburse the Agent and the Lenders, as appropriate, for any such payment pursuant to the provisions of this Section 2.2.5.

                           2.2.6    LETTER OF CREDIT RESERVES.  If any change
in any Law or regulation, or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof, shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Agent and/or the Agent's agreement to assume liability for the PEDFA Obligations, or (b) impose on the Agent any other condition regarding any Letter of Credit and/or the PEDFA Obligations, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Agent of issuing, maintaining or extending the Letter of Credit or of continuing its agreement to assume liability for the PEDFA Obligations or the cost to any of the Lenders of funding any obligation under or in connection with the Letter of Credit and/or the PEDFA Obligations (which increase in cost shall be the result of the Agent's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within ten (10) days of the Agent's written invoice therefor, the Borrowers shall pay to the Agent from time to time as specified by the Agent, additional amounts which shall be sufficient to compensate the Agent and the Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. The Agent agrees to furnish to the Borrowers, upon written request, a certificate as to the Agent's calculation of any such increased cost, together with such supporting documentation for such calculation as the Borrowers may reasonably request.

                           2.2.7    INDEMNIFICATION AND ASSUMPTION OF RISK.

         (a) The Borrowers hereby instruct the Agent to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of any of the Borrowers to the contrary. The Borrowers further hereby instruct the Agent, at the Agent's option, to pay any amounts demanded by PNC under either or both of the PEDFA Participation and Reimbursement Agreements in accordance with the provisions of the PEDFA Participation and Reimbursement

Agreements, irrespective of any instructions of any of the Borrowers to the contrary.

         (b) The Agent, the Lenders and each of their respective branches, Affiliates and/or correspondents shall not be responsible for, and the Borrowers hereby indemnify and hold the Agent, the Lenders and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and out of pocket expense (including reasonable attorney's fees and costs) incurred by the Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of:

                  (i) any failure by any of the Borrowers to perform any obligations under this Section 2.2 or under any Letter of Credit Agreement,

                  (ii) the issuance of any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, other than as a result of the Agent's willful misconduct or gross negligence,

                  (iii) any action taken or omitted by the Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents at the request of any of the Borrowers,

                  (iv) any failure or inability of the Agent to perform in accordance with the terms of any Letter of Credit or in accordance with the terms of either or both of the PEDFA Participation and Reimbursement Agreements, by reason of any control or restriction rightfully or wrongfully exercised by any DE FACTO or DE JURE Governmental Authority, group or individual asserting or exercising governmental or paramount powers,

                  (v) any consequences arising from causes beyond the reasonable control of the Agent, the Lenders and/or their respective branches, Affiliates and/or correspondents, or

                  (vi) the Agent's agreement to assume liability for the PEDFA Obligations and any demand for payment under either or both of the PEDFA Participation and Reimbursement Agreements, other than as a result of the Agent's willful misconduct or gross negligence, as determined by a court of competent jurisdiction.

         (c) As among the Borrowers, the Lenders and the Agent, the Borrowers hereby assume all risks of (1) the acts and omissions of, or misuses of, any of the Letters of Credit by any beneficiary and/or by any other users of the Letters of Credit, (2) the acts or omissions of, or misuses of, either of the PEDFA Letters of Credit by any beneficiary and/or by any other user of the PEDFA Letters of Credit, and (3) the acts and omissions of, or misuses of, any rights or remedies of PNC Bank, National Association under or in connection with the PEDFA Obligations. In furtherance and not in limitation of the foregoing, the Agent, the Lenders and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for:

                  (i)  any   error,   omission,   interruption   or   delay   in
         transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit and/or the PEDFA Obligations, whether transmitted by cable, telegraph, telex, mail or otherwise and despite any cipher or code which may be employed,

                  (ii) any action, inaction or omission which may be taken or suffered by the Agent, any of the Lenders, and any of their respective branches, Affiliates and/or correspondents, in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit and/or any of the PEDFA Obligations, if taken or omitted in the absence of willful misconduct or gross negligence,

                  (iii) the form, validity,  sufficiency,  accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit or of demands for payment under the PEDFA Participation and Reimbursement Agreements, even if it should prove to be in any respect or all respects invalid, insufficient, inaccurate, fraudulent or forged,

                  (iv) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, any of the PEDFA Obligations, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason,

                  (v) the failure of any beneficiary of any Letter of Credit to comply with conditions required in order to draw upon such Letter of Credit; provided that the beneficiary has substantially complied with such conditions,

                  (vi)     errors in interpretation of technical terms,

                  (vii) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof or a demand for payment of the PEDFA Obligations, except as may arise from the Agent's willful misconduct or gross negligence,

                  (viii) the misapplication by the beneficiary of any Letter of Credit or of the proceeds of any drawing under such Letter of Credit or by PNC Bank, National Association of the PEDFA Obligations or any amounts paid by the Agent on account of the PEDFA Obligations, or

                  (ix) any  consequences  arising from causes beyond the control
         of  the  Agent,  including,   without  limitation,   any  acts  by  any
         Governmental Authority.

         (d) Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit and/or any of the PEDFA Obligations, if taken or omitted in the absence of willful misconduct or gross negligence, shall not result in any liability of the Agent to any Lender or relieve any Lender of its obligations to the Agent under Section 2.2.8. In determining whether to pay any draft under a Letter of Credit, the Agent shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such draw have been presented and appear on their face to comply substantially with the requirements of such Letter of Credit. In determining whether to pay any demand under the PEDFA Obligations, the Agent shall have no obligation to any Lender other than to confirm that the demand was made in accordance with the provisions of the PEDFA Participation and Reimbursement Agreements.

                           2.2.8    PARTICIPATIONS IN THE LETTERS OF CREDIT,
PEDFA OBLIGATIONS. Each Lender hereby irrevocably authorizes the Agent to assume liability for the PEDFA Obligations in accordance with the provisions of the PEDFA Participation and Reimbursement Agreements. Each Lender further hereby irrevocably authorizes the Agent to issue Letters of Credit in accordance with the provisions of this Agreement. As of the date the Agent executes and delivers the PEDFA Participation and Reimbursement Agreements, each Lender shall be deemed, automatically and without notice to or consent of any Person, to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warrant, an undivided interest and participation in the PEDFA Obligations (including, without limitation, any and all obligations of the Borrowers under the PEDFA Reimbursement Agreement and related Letter of Credit Obligations), equal to such Lender's Revolving Credit Proportionate Share of the face amount of the PEDFA Obligations. As of the date each Letter of Credit is opened or issued by the Agent pursuant to the provisions of this Agreement, each Lender shall be deemed, automatically and without notice to or consent of any Person, to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation in such Letter of Credit (including, without limitation, any and all obligations of the Borrowers under and with respect to such Letter of Credit and the related Letter of Credit Obligations), equal to such Lender's Revolving Credit Proportionate Share of the face amount of such Letter of Credit.

                           2.2.9    PAYMENTS BY THE LENDERS TO THE AGENT.

         (a) If the Borrowers fail to pay to the Agent any Current Letter of Credit Obligations as and when due and payable, the Agent shall promptly notify each of the Lenders and each of the Lenders shall make an advance under the Revolving Loan to the Agent for the account of the Borrowers in accordance with the provisions of Section 2.1.3 in an amount equal to such Lender's Revolving Credit Proportionate Share of such unpaid Current Letter of Credit Obligations. If the Lenders are unable to make such an advance for the account of the Borrowers because any or all of the Borrowers are the subject of a bankruptcy case, the Agent shall demand payment from each of the Lenders of such Lender's Revolving Credit Proportionate Share of the unpaid Current Letter of Credit Obligations and said unpaid Current Letter of Credit Obligations shall be deemed and shall remain Obligations of the Borrowers hereunder until paid in full. In addition, if any amount paid to the Agent on account of any Current Letter of Credit Obligations is rescinded or is required to be restored or turned over by the Agent to any of the Borrowers or any other Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrowers or any other Person or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for any of the Borrowers or any other Person, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Agent shall promptly notify each of the Lenders and each of the Lenders shall make an advance under the Revolving Loan to the Agent for the account of the Borrowers in accordance with Section 2.1.4 in an amount equal to such Lender's Revolving Credit Proportionate Share of its portion of the Current Letter of Credit Obligations which the Agent so returned, restored or remitted.

         (b) Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section 2.2.9 and promises to pay to the Agent's account on the same Business Day as demanded the amount of its Revolving Credit Proportionate Share of the outstanding Current Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind or nature whatsoever. Any payment by a Lender hereunder shall in no way release, discharge or lessen the joint and several obligations of the Borrowers to pay Current Letter of Credit Obligations to the Agent in accordance with the provisions of this Agreement.

         (c) The obligation of each of the Lenders to remit the amounts of its Revolving Credit Proportionate Share of outstanding Current Letter of Credit Obligations for the account of the Agent pursuant to this Section 2.2.9 shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Agent's alleged willful misconduct or gross negligence. Any claim any Lender may have against the Agent as a result of the Agent's alleged willful misconduct or gross negligence may be brought by such Lender in a separate action against the Agent but may not be used as a defense to payment under the provisions of this Section 2.2.9.

         (d) No failure of any Lender to remit the amount of its Revolving Credit Proportionate Share of outstanding Current Letter of Credit Obligations to the Agent pursuant to this Section 2.2.9 shall affect the obligations of the Agent under any Letter of Credit, and if any Lender does not remit to the Agent the amount of its Revolving Credit Proportionate Share of Current Letter of Credit Obligations on the same day as demanded, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Agent and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Rate for each day from the date such amount shall be due and payable to the Agent until the date such amount shall have been paid in full to the Agent by such Lender.

                           2.2.10   POST-TERMINATION DATE LETTERS OF CREDIT.
If any Letter of Credit has an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Termination Date Letter of Credit" and collectively, the "Post-Termination Date Letters of Credit"), advances under the Revolving Loan shall be made by the Lenders for the account of the Borrowers as of the Business Day preceding the Revolving Credit Termination Date, such advances to be in the aggregate face amount of all such Post-Termination Date Letters of Credit. The amount of each Lender's advance shall be equal to its Revolving Credit Proportionate Share of the aggregate face amount of all such Post-Termination Date Letters of Credit. The Agent shall deposit the proceeds of such advances into one or more interest bearing accounts with and in the name of the Agent and over which the Agent shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"); provided, that (i) the Agent shall have no obligation or commitment to deposit or invest the proceeds of such advances into any account or other investment which would impose restrictions or limitations on the Agent's ability to withdraw or otherwise access funds on deposit immediately upon demand and (ii) the Agent shall have no obligation or commitment to deposit the proceeds of such advances into an account which bears interest at a rate greater than the then current maximum Interest Rate. The Letter of Credit Cash Collateral Account is to be held by the Agent, for the ratable benefit of the Lenders, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Termination Date Letters of Credit. The Borrowers hereby assign, pledge, grant and set over to the Agent, for the ratable benefit of the Lenders, a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Termination Date Letters of Credit and for all of the other Obligations. The Borrowers acknowledge and agree that the Agent shall be entitled to fund any draw or draft on any Post-Termination Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of any of the Borrowers or any of the Lenders. The Borrowers further acknowledge and agree that the Agent's election to fund any draw or draft on any Post-Termination Date Letter of Credit from the Letter of Credit Cash Collateral Account shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers' joint and several obligations to pay any Letter of Credit Obligations under or relating to the Post-Termination Date Letters of Credit. At such time as all Post-Termination Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Termination Date Letters of Credit have been paid in full, the Agent agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Agent shall determine in its sole and absolute discretion. The Agent and the Lenders acknowledge and agree that the Agent's ability to fund any draw or draft on any Post-Termination Date Letter of Credit from the Letter of Credit Cash Collateral Account shall not be construed to obligate the Borrowers to pay all or any portion of the Letter of Credit Obligations more than once. The PEDFA Obligations shall be deemed a Post-Termination Date Letter of Credit for purposes of this Agreement, at the Agent's option, if the Agent continues to be liable, either contingently or primarily, for any of the PEDFA Obligations, at any time on or after the

Revolving Credit Termination Date. The Agent, however, shall have no obligation or commitment to consent to any such extension or renewal of the PEDFA Obligations.

         SECTION 2.3       INTEREST.

                           2.3.1    AVAILABLE INTEREST RATES.

         (a) Each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Prime Rate or the LIBOR Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of
Section 2.3.2(d), or as otherwise determined in accordance with the provisions of this Section 2.3, and as may be adjusted from time to time in accordance with the provisions of Section 2.3.3. Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Required Lenders, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

         (b) The percentage to be added when calculating the available Interest Rates for Loans (the "Applicable Margin") shall vary from time to time and as between Loans, and shall be determined from time to time based upon the ratio of Funded Debt to EBITDA for the twelve (12) month period covered by the then most recent financial statements furnished or required to be furnished to the Agent pursuant to and in the form required by Section 5.1.1(a) and Section 5.1.1(c). Within three (3) Business Days of the Agent's receipt of such financial statements in the form required, the Agent shall calculate the ratio of Funded Debt to EBITDA for the then twelve (12) month period covered by such financial statements, and shall notify the Borrowers and the Lenders of its determination. If such financial statements are not furnished as and when required, the Borrowers may not be permitted to select or change an Interest Rate or an Interest Period. Following the Agent's determination of the Funded Debt to EBITDA ratio, the Applicable Margin for available Interest Rates shall be as follows:

                  (i) with respect to advances under the Revolving Loan, the Applicable Margin to be added when calculating the available Interest Rates shall be as follows:

   Funded Debt to EBITDA Ratio        Applicable Margin
   ---------------------------        -----------------

   Less than 1.0 to 1.0               LIBOR Loans:  .52%
                                      Prime Loans: -.50%

   Greater than or equal to           LIBOR Loans:  .64%

   1.0 to 1.0, but less than          Prime Loans: -.30%
   1.75 to 1.0

   Greater than or equal to           LIBOR Loans:  .84%
   1.75 to 1.0, but less than         Prime Loans: -.10%
   2.25 to 1.0

   Greater than or equal to           LIBOR Loans: 1.15%
   2.25 to 1.0, but less than         Prime Loans:  .25%
   2.75 to 1.0

   Greater than or equal to           LIBOR Loans: 1.55%
   2.75 to 1.0, but less than         Prime Loans:  .50%
   3.0 to 1.0

                  (ii) If the ratio of Funded Debt to EBITDA at any time equals or exceeds 3.0 to 1.0 all Loans shall bear interest at the Post-Default Rate.

         (c) At any time and from time to time, upon the Borrowers' request, the Agent agrees to advise the Borrowers of the then current Base Rate.

                           2.3.2    SELECTION OF INTEREST RATES.

         (a) By an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.3.2(d), the Borrowers may select the initial Interest Rate or Interest Rates to be charged on the Loans disbursed on the Closing Date. From time to time after the Closing Date as provided in this
Section 2.3.2, by an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.3.2(d), the Borrowers may select an initial Interest Rate or Interest Rates for any Loans made after the Closing Date or may convert the Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Interest Rate or, when applicable, any other Interest Period.

         (b) The Borrowers' selection of an Interest Rate and/or an Interest Period, the Borrowers' election to convert an Interest Rate and/or an Interest Period to another Interest Rate or Interest Period, and any other adjustments in an Interest Rate, including, without limitation, any adjustments made in accordance with Section 2.3.3, are subject to the following limitations:

                           (i) with respect to advances under the Revolving Loan, the Borrowers shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date,

                           (ii) except as otherwise provided in Section 2.3.5, no change from the LIBOR Rate to the Prime Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Prime Rate to the LIBOR Rate shall become effective on a day other than a Eurodollar Business Day,

                           (ii) any Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made,

                           (iv) with respect to the Revolving Loan, no more than four (4) Interest Rates may be in effect from time to time,

                           (v) the first day of each Interest Period shall be a Eurodollar Business Day,

                           (vi) as of the effective date of a selection, there shall not exist a Default or an Event of Default,

                           (viii) as required by the provisions of Section 2.3.1(b), the Agent shall have determined the ratio of Funded Debt to EBITDA for the twelve (12) month period covered by the financial statements furnished or required to be furnished to the Agent as of the date of determination and as and when required by the provisions of
         Section 5.1.1(a) and Section 5.1.1(c), and

                           (ix) the minimum principal amount of a LIBOR Loan shall be Two Million Dollars ($2,000,000).

The Agent may elect to charge interest at the Post-Default Rate on any Obligations after the occurrence and during the continuance of an Event of Default. The Borrowers acknowledge and agree that any increase in the interest rate shall be retroactive to the occurrence of a Default if such Default becomes an Event of Default.

         (c) If a Loan Notice is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Interest

Rate or Interest Period, the Borrowers shall be deemed to have selected the Prime Rate as the Interest Rate until such time as the Borrowers have selected a different Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section 2.3.

         (d) The Lenders will not be obligated to make Loans, to convert the Interest Rate on Loans to another Interest Rate, or to change Interest Periods, unless the Agent shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrowers at the times and specifying the following information:

                  (i)      the amount to be borrowed or converted,

                  (ii)     a selection of the Prime Rate or the LIBOR Rate,

                  (iii) the length of the Interest Period if the Interest Rate selected is the LIBOR Rate, and

                  (iv) the requested date on which such election is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Agent not later than 10:00 a.m. (Baltimore Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Prime Rate and not later than 10:00 a.m. (Baltimore Time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.

                           2.3.3    ADJUSTMENT OF INTEREST RATES.  The
Interest Rate on the Loans shall be subject to adjustment quarterly if, following the Agent's receipt and review of the Borrowers' then most recent financial statements furnished to the Agent as and when required by the provisions of Section 5.1.1(a) and Section 5.1.1(c), the ratio of Funded Debt to EBITDA for the twelve (12) month period covered by such financial statements has changed from the ratio previously calculated by the Agent at the time of the Agent's receipt and review of the Borrowers' last financial statements previously furnished to the Agent in accordance with Section 5.1.1(a) and 5.1.1(c), and that the change in the ratio would result in a change in the Applicable Margin. The Interest Rate or Interest Rates shall be adjusted, upwards or downwards, as appropriate, to the corresponding Interest Rate or Interest Rates which reflect the change in the Applicable Margin. In the case of a Loan for which the Interest Rate is the previous Prime Rate, the Interest Rate shall be changed to the then available Prime Rate, and in the case of a Loan for which the Interest Rate is the previous LIBOR Rate, the Interest Rate shall be changed to the available LIBOR Rate for the applicable Interest Period. In the case of a Prime Loan, any adjustment in the Interest Rate shall be effective as of the first day of the first calendar month following the Agent's calculation of the most recent Borrowers' Funded Debt to EBITDA ratio which resulted in a change in the Applicable Margin. In the case of a LIBOR Loan, any adjustment in the Interest Rate shall be effective as of the end of the Interest Period for such LIBOR Loan. Interest Rate adjustments under this Section 2.3.3 shall be made not more frequently than once quarterly.

                           2.3.4    INABILITY TO DETERMINE LIBOR RATE.
In the event that (i) the Agent shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made or to be converted to a LIBOR Loan or (ii) the Required Lenders shall determine and notify the Agent that the rates quoted by the Agent for the purpose of computing the LIBOR Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made or to be converted to a LIBOR Loan do not adequately and fairly reflect the cost to the Required Lenders of funding or converting such Loan, the Agent shall give notice of such determination to the Borrowers and the Lenders at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made or converted to a Prime Loan or withdrawn, at the Borrowers' election. Until such notice has been withdrawn by the Agent, the Borrowers will not request that any Loan be made or converted to a LIBOR Loan.

                           2.3.5    INDEMNITY.  The Borrowers jointly and
severally agree to indemnify and reimburse each Lender and to hold each Lender harmless from any loss or reasonable, out of pocket cost or expense which such Lender may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan,
(b) the failure of the Borrowers to make, or convert the Interest Rate of, a Loan after the Borrowers have given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrowers to make any Prepayment after the Borrowers have given notice of such intention to make a Prepayment, and/or (d) the making by the Borrowers of a Prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by such Lender to maintain its Proportionate Share of any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained; provided, however, that such Lender will use its best efforts to redeploy such funds in a commercially reasonable manner. This agreement and covenant of the Borrowers shall survive termination or expiration of this Agreement and the Commitments and the payment and performance of all of the Obligations.

                           2.3.6    PAYMENT OF INTEREST.  (a)  Unpaid and
accrued interest on any advance of the Revolving Loan which consists of a Prime Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the Closing Date, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise). Notwithstanding the foregoing, any and all unpaid and accrued interest on any Prime Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

         (b) Unpaid and accrued interest on any LIBOR Loan shall be paid on the last Business Day of each Interest Period for such LIBOR Loan and at maturity (whether by acceleration, declaration, extension or otherwise) in arrears; provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.

         (c) It is not intended by the Agent or any of the Lenders, and nothing contained in this Agreement or in any of the Notes, shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable Laws (the "Maximum Rate"). If, in any month or in any Interest Period, the effective Interest Rate charged on any of the Obligations would exceed the Maximum Rate, then such Interest Rate with respect to those Obligations for that month or Interest Period, as applicable, shall be the Maximum Rate, and, if in future months or Interest Periods, such Interest Rate would otherwise be less than the Maximum Rate, then such Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid on account of such Obligations equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of all of the Obligations and termination or expiration of the Commitments, the total amount of interest paid or accrued during the term of this Agreement is less than the total amount of interest which would have been paid or accrued if the effective Interest Rate or Interest Rates had at all times been and remained in effect, then the Borrowers shall, to the extent permitted by applicable Laws, jointly and severally pay to the Agent for the ratable benefit of the Lenders an amount equal to the excess, if any, of (i) the lesser of (a) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (b) the amount of interest which would have accrued had the effective Interest Rate or Interest Rates, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be returned to the Borrowers.

         SECTION 2.4       GENERAL FINANCING PROVISIONS.

                           2.4.1    BORROWERS' REPRESENTATIVES.

         (a) The Lenders are hereby irrevocably authorized by the Borrowers to make Loans to any or all of the Borrowers and the Agent is hereby irrevocably authorized by the Borrowers to issue Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Parent under the provisions of the most recent "Certificate" of corporate resolutions and/or incumbency for the Parent on file with the Agent. Neither the Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and any of the Borrowers or the Agent and any of the Lenders in connection with the Facilities, any Loan, any Letter of Credit, the PEDFA Obligations, or any other transaction in connection with the provisions of this Agreement, except as may arise from the willful misconduct or gross negligence of the Agent or any of the Lenders, as appropriate.

         (b) The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans, and the purposes for which such benefits and proceeds will be used so long as any such allocation or purpose is not in violation of this Agreement. The Borrowers hereby represent and warrant to the Agent and the Lenders that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong, because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole. For administrative convenience the Parent is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of requesting Letters of Credit and Loans, receiving the benefits of such Letters of Credits and the proceeds of Loans, and disbursing the proceeds of Loans as between the Borrowers. By reason thereof, the Parent is hereby irrevocably appointed by each of the Borrowers as the attorney-in-fact of each of the Borrowers with power and authority through its duly authorized officer or officers to (a) endorse any check (if any) for the proceeds of any Loan for and on behalf of each of the Borrowers and in the name of each of the Borrowers and (b) instruct the Agent to credit the proceeds of any Loan directly to an account of any of the Borrowers which shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Borrowers of the receipt of the proceeds of such Loan.

         (c) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders and the Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers, and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

         (d) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations arising under this Agreement, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinctions among them.

         (e) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of covenant or agreement in accordance with the terms hereof, then in such event the other Borrowers will make such payment with respect to, or perform, such Obligation, covenant and/or agreement.

         (f) The obligations of each Borrower hereunder constitute full recourse obligations of such Borrower enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

         (g) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Loans, notice of occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notices of any action at any time taken or omitted by the Lenders or the Agent under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extensions or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent, or other action or acquiescence by the Lenders or the Agent at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders or the Agent in respect of any of the Obligations. The obligations of each Borrower hereunder shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, the Lenders or the Agent. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, the Lenders or the Agent.

         (h) The provisions of this Section are made for the benefit of the Lenders and the Agent and their successors and assigns, and may be enforced by them in accordance with the terms of this Agreement from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders or the Agent first to marshall any of their claims or to exercise any of their rights against the other Borrowers or to exhaust any remedies available to them against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

                           2.4.2    USE OF PROCEEDS OF THE LOANS AND LETTERS
OF CREDIT. The proceeds of each Loan and each Letter of Credit shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Agent in writing.

                           2.4.3    COMPUTATION OF INTEREST AND FEES.  All
applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

                           2.4.4    LIENS; SETOFF.

         (a) The Borrowers hereby grant to the Agent and to the Lenders a continuing Lien for all of the Obligations (including, without limitation, the Agent's Obligations) upon any and all monies, securities, and other property of each of the Borrowers and the proceeds thereof, now or hereafter on deposit with, held or received by, or in transit to, the Agent, any of the Lenders, and/or any Affiliate of the Agent and/or any of the Lenders, and also upon any and all deposit accounts (general or special) and credits of any of the Borrowers, if any, with the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by any of the Borrowers in their capacity as trustee for Persons who are not Affiliates of any of the Borrowers. Without implying any limitation on any other rights the Agent and/or the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Agent is hereby authorized by the Borrowers at any time and from time to time, without prior notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against any or all of the Obligations (including, without limitation, the Agent's Obligations) then outstanding, first to payment of the Agent's Obligations and then to the remaining Obligations in such order and manner as shall be determined by the Agent in its sole and absolute discretion, subject to the provisions of Section 2.4.6. The Agent agrees to give the Borrowers notice of any such set off promptly following the occurrence thereof, but any failure to give such notice as and when required shall not invalidate the set off or obligate the Agent or any of the Lenders to return or restore any amounts set off.

         (b) Each Lender agrees for the benefit of each other Lender, that if it shall through the exercise of a right of banker's lien, setoff, or counterclaim against any or all of the Borrowers or though a secured claim the security for which is a debt owed by such Lender to any or all of the Borrowers, or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar laws or otherwise obtain payment, of all or any part of its Proportionate Share of the Obligations as a result of which the unpaid amount of such Lender's Proportionate Share of the Obligations is proportionately less than the unpaid amount of the Proportionate Share of the Obligations owed to any other Lender,
(i) such Lender shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such payment) from such other Lenders a participation in the Proportionate Share of the Obligations owed to such other Lenders so that the aggregate unpaid amount of the Proportionate Share of all Obligations of such Lender shall be proportionately the same as the
Proportionate Shares of the other Lenders in the unpaid amount of the Obligations then outstanding; provided, however, that if such purchase is made pursuant to this Agreement and the payment giving rise thereto is thereafter recovered, such purchase shall be rescinded and the purchase price restored without interest, and (ii) such other adjustments shall be made as shall be equitable to ensure that all of the Lenders share each such payment pro rata according to their respective Proportionate Shares. Notwithstanding the foregoing, no Lender shall be required or permitted to make a purchase of such a participation and no other adjustments shall be made during any period in which such Lender is insolvent or under receivership, and nothing herein contained shall in any way affect the right of any Lender to obtain payment (whether by exercise of right of banker's lien, setoff or counterclaim or otherwise) of Indebtedness other than the Obligations.

                           2.4.5    REQUIREMENTS OF LAW.  In the event that
any Lender shall have determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of the such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to such Lender such additional amount or amounts in order to compensate for such reduction. For purposes of this Section 2.4.5, "material " shall mean an amount equal to or greater than Fifty Thousand Dollars ($50,000).


                           2.4.6    PRO RATA TREATMENT AND PAYMENTS.

         (a) Each borrowing by the Borrowers under the Commitments, including the issuance of any Letter of Credit, each conversion by the Borrowers of an Interest Rate, each Prepayment and any reduction in the Revolving Credit Commitments shall be made pro rata in accordance with each Lender's Proportionate Share. Unless otherwise specifically set forth among the provisions of this Agreement, all payments to be made by the Borrowers on account of the Obligations (except any and all payments on account of the Agent's Obligations) shall be made and/or applied pro rata in accordance with each Lender's Proportionate Share.

         (b) All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Agent (except as otherwise provided herein) at the Agent's office specified in Section 8.1 in immediately available funds not later than 12:00 p.m. (Baltimore Time) on the due date of such payment. All payments received by the Agent after such time shall be deemed to have been received by the Agent for purposes of computing interest and Fees as of the next Business Day. The Agent shall remit to each Lender its Proportionate Share of any payment received on the same day in the event such payment is received prior to 12:00 p.m. (Baltimore Time) and, on the next succeeding Business Day, in the event such payment is received after such time. Payments shall not be considered received by the Agent until such payments are paid to the Agent in immediately available funds.

         (c) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

         (d) Each of the Borrowers hereby irrevocably authorizes the Agent, each Lender and each Affiliate of the Agent and/or any of the Lenders to charge any account of any of the Borrowers maintained with the Agent, any Lender and/or any Affiliate of the Agent or any of the Lenders with such amounts as may be necessary from time to time to pay any of the Obligations (whether or not owed to the Agent, such Lender or such Affiliate) which are not paid within ten (10) days of the date when due. In addition, each of the Borrowers hereby authorizes and directs the Agent to charge any account of any of the Borrowers maintained with the Agent to pay any and all unpaid and accrued interest on the Obligations, including any PEDFA Obligations, as and when due and payable. The Agent and each Lender agrees to give the Borrowers notice of any charge to any account promptly after any such charge is made by the Agent and/or any Lender, as appropriate.

         (e) If any payment under this Agreement or under any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall, in such case, be included in computing interest and Fees, if applicable.

                           2.4.7    MANDATORY PREPAYMENTS.  The Borrowers
shall be required to make mandatory prepayments (each a "Mandatory Prepayment" and collectively, the "Mandatory Prepayments") at the times and in the amounts as provided in this Section 2.4.7.

         (a) Immediately upon receipt by any of the Borrowers of the Net Proceeds of any Asset Disposition, such Borrower shall make a Mandatory Prepayment to the Agent; provided, however that the Borrowers shall not be required to make a Mandatory Prepayment as a result of an Asset Disposition if either (i) the Net Proceeds for such Asset Disposition are less than or equal to One Million Dollars ($1,000,000) or (ii) the Net Proceeds for all Asset Dispositions of all of the Borrowers during the then current fiscal year, plus the Net Proceeds for such intended Asset Disposition are less than or equal to Two Million Dollars ($2,000,000). Each such Mandatory Prepayment shall be in an amount equal to the Excess Proceeds. The term "Excess Proceeds" shall mean:

                  (i) with respect to any Asset Disposition for which the Net Proceeds exceeds One Million Dollars ($1,000,000), the excess of (x) the Net Proceeds for such Asset Disposition, over (y) One One Million Dollars ($1,000,000), and

                  (ii) with respect to any Asset Disposition for which the sum of (1) the Net Proceeds for such Asset Disposition, plus (2) the sum of the Net Proceeds for all other Asset Dispositions made by any or all of the Borrowers during the then current fiscal year, exceeds Two Million Dollars ($2,000,000) (the sum of (1) and (2) are herein referred to as the "Total Net Proceeds"), the excess of (x) Total Net Proceeds, over
         (y) Two Million Dollars ($2,000,000).

Concurrently with the making of any such Mandatory Prepayment, the Borrowers shall furnish to the Agent a certificate of the Financial Officer of the Parent demonstrating the calculations of the amount of the Excess Proceeds.

         (b) Except as set forth in subsection (c) below, all Mandatory Prepayments made pursuant to this Section 2.4.7 shall be applied first to any unpaid and accrued Enforcement Costs, second to any and all unpaid and accrued Fees, third to any and all unpaid and accrued interest on the Obligations, fourth to the unpaid principal balance of the Revolving Loan, and then to such other Obligations, if any, in such order and manner as the Agent shall determine in its sole and absolute discretion.

         (c) Notwithstanding the foregoing, the Borrowers shall not be obligated to make a Mandatory Prepayment pursuant to this Section 2.4.7 as a result of an Asset Disposition to the extent the Excess Proceeds of such Asset Disposition are used by the Borrowers or are intended in good faith to be used by the Borrowers within the next six (6) months following the Asset Disposition to replace the specific assets or properties which are the subject of such Asset Disposition; provided, that (i) the Borrowers shall notify the Agent in writing prior to any Asset Disposition if the Borrowers intend to use all or any portion of the Excess Proceeds to so replace any such assets or properties, which notice shall specify the expected date, cost and nature of the replacement, (ii) any Excess Proceeds not used immediately to replace any such assets or properties shall be used to make a Mandatory Prepayment of the Revolving Loan or shall be deposited in an account or other investment held by the Agent or any of the Lenders, and (iii) the Borrowers furnish to the Agent, if requested, evidence satisfactory to the Agent which verifies that Excess Proceeds have been used to replace assets or properties which were the subject of an Asset Disposition which gave rise to the Excess Proceeds. If and to the extent any such Excess Proceeds are deposited in an account or other investment with the Agent or any of the Lenders, the Borrowers agree that no withdrawals from any such account or other investment shall be permitted except to fund replacement of the assets or properties which gave rise to such Excess Proceeds, all as verified to the Agent's satisfaction. Any Excess Proceeds not used to so replace any such assets or properties shall be paid to the Agent as a Mandatory Prepayment under this
Section 2.4.7.

                           2.4.8    SETTLEMENT AMONG LENDERS.

         (a) It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Revolving Credit Proportionate Share of the unpaid principal balance of the Revolving Loan.

         (b) To the extent and in the manner provided in this Section 2.4.8, settlement among the Lenders as to the Revolving Loan shall occur on each Business Day (each a "Settlement Date"). On each Settlement Date payments shall be made by or to the Agent and the other Lenders in the manner provided in this
Section 2.4.8 in accordance with the Settlement Report delivered by the Agent to the Lenders pursuant to the provisions of this Section 2.4.8 with respect to such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Revolving Credit Proportionate Share of all advances under the Revolving Loan then outstanding.

         (c) The Agent shall deliver to each Lender a Settlement Report not later than 3:00 p.m. (Baltimore Time) on each Settlement Date, which Settlement Report will be in the form of EXHIBIT C attached hereto and made a part hereof and shall cover the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represent and warrant to the Agent and each of the Lenders as follows:

                           3.1.1    SUBSIDIARIES.   The Borrowers  have the Sub-
sidiaries listed on Schedule 3.1.1. All of the Subsidiaries are "Borrowers". Each of the Subsidiaries is a Wholly Owned Subsidiary, except as shown on
Schedule 3.1.1, which correctly indicates the nature and amount of each Borrower's ownership interests in such Subsidiaries.

                           3.1.2    GOOD STANDING.  Each of the Borrowers (a)
is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to do so could or would have a Materially Adverse Effect.

                           3.1.3    POWER AND AUTHORITY.  Each of the
Borrowers has full corporate power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any of the Borrowers, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any of the Borrowers, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Financing Documents or the performance by any of the Borrowers of any or all of the Obligations, except as has been obtained or made, and except for the filings required to perfect the Liens of the Agent and the Lenders required by this Agreement.

                           3.1.4    BINDING AGREEMENTS.  This Agreement and
the other Financing Documents executed and delivered by any or all of the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of such Borrowers and are fully enforceable against such Borrowers in accordance with their respective terms (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency or other similar laws affecting creditor's rights generally and subject to limitations as to principles of equity).

                           3.1.5    NO CONFLICTS.  Neither the execution,
delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any of the Borrowers nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower's charter, articles of incorporation or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on any of the Borrowers or affecting any of its property, or
(c) any Laws.

                           3.1.6    NO DEFAULTS, VIOLATIONS.

                                    (a)     No Default or Event of Default has
occurred and is continuing.

                                    (b)     None of the Borrowers nor any of its
Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property, in any respect which could have a Materially Adverse Effect.

                           3.1.7    COMPLIANCE WITH LAWS.  Except as set forth
in the Schedules attached to this Agreement, none of the Borrowers nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Environmental Laws, any Laws relating to employment practices and occupational or health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any of the Borrowers or any of its Subsidiaries or any of its or their properties, the violation of which, considered in the aggregate, could have a Materially Adverse Effect.

                           3.1.8    MARGIN STOCK.  None of the proceeds of the
Loans or Letters of Credit will be used, directly or indirectly, by any of the Borrowers or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under any of such statutes. None of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, by any of the Borrowers or any Subsidiary, for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors.

                           3.1.9    INVESTMENT COMPANY ACT; MARGIN SECURITIES.
None of the Borrowers nor any of its or their Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of its or their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                           3.1.10   LITIGATION.  Except as otherwise disclosed
to the Agent and the Lenders on Schedule 3.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as any of the Borrowers know, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, the foreseeable outcome of which would reasonably be expected to have a Materially Adverse Effect.

                           3.1.11   FINANCIAL CONDITION.  The Consolidated
financial statements of the Borrowers and all of their respective Subsidiaries as at October 31, 1997 and for the nine (9) month period then ended fairly present the financial condition of the Borrowers and all such Subsidiaries and the results of their operations as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any of the Borrowers or any of their respective Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto as required by GAAP. There has been no materially adverse change in the financial condition or operations of any of the Borrowers or any of their respective Subsidiaries (taken as whole) since the date of such financial statements and to the Borrowers' knowledge no such materially adverse change is pending or threatened, in either case, the foreseeable outcome of which would reasonably be expected to have a Materially Adverse Effect. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person that is not a Borrower, except as disclosed in such financial statements or as otherwise permitted by the provisions of this Agreement.

                           3.1.12   PROJECTED FINANCIAL STATEMENTS.  As a
condition of any Permitted Acquisition, the Borrowers are obligated to furnish to the Agent financial projections in form and content reasonably acceptable to the Agent and the Required Lenders which give effect to the proposed acquisition. The Borrowers represent and warrant as of the date of delivery of such financial projections, that they represent the Borrowers' good faith estimate of the future Consolidated financial condition of the Borrowers after giving effect to such proposed acquisition and are based on assumptions included therein, which the Borrowers believe in good faith to be reasonable.

                           3.1.13   FULL DISCLOSURE.  This Agreement, together
with the financial statements referred to in Section 3.1.11 of this Agreement, all other certificates furnished under the provisions of this Agreement and the schedules to this Agreement (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. In addition, to the knowledge, information and belief of the Borrowers, the annual budgets furnished to the Agent as required under the provisions of this Agreement (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading, as of the date such annual budgets were furnished to the Agent.

                           3.1.14   INDEBTEDNESS FOR BORROWED MONEY.  Except
for the Obligations and except as set forth in the most current financial statements furnished to the Agent in accordance with the provisions of Section
3.1.11 or Section 5.1.1 or as set forth in Schedule 3.1.14 attached to and made a part of this Agreement, the Borrowers have no Indebtedness for Borrowed Money.

                           3.1.15   TAXES.  Each of the Borrowers and its
Subsidiaries has filed all returns, reports and forms (or duly obtained extensions for the filing thereof) for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by such Borrower or Subsidiary, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers and Subsidiaries were as of the date of audited financial statements referred to in
Section 3.1.11 above, and are now, adequately provided for on the books of the Borrowers or their Subsidiaries, as appropriate under GAAP. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any of the Borrowers for Taxes in excess of those already paid for periods covered by prior returns.

                           3.1.16   ERISA.  With respect to any Plan, and if
the Borrowers would be exposed to a material liability (as determined by the Agent and the Required Lenders in their good faith, reasonable discretion) as a result: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; and (c) no termination of any plan subject to Title IV of ERISA has occurred with respect to any Multiemployer Plan and within the immediately preceding five (5) years, and if the Borrowers would be exposed to a material liability as a result (i) none of the Borrowers nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multiemployer Plan or (ii) none of the Borrowers nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multiemployer Plan; or (iii) to the best knowledge of the Borrowers, after due and diligent inquiry, no Multiemployer Plan is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by any of the Borrowers or any commonly controlled entity that such a multiemployer plan will be placed in "reorganization".

                           3.1.17   TITLE TO PROPERTIES.  Each of the
Borrowers has good title to all of its properties, including, without limitation, the properties and assets reflected in the balance sheets described in Section 3.1.11 above. Each of the Borrowers has legal, enforceable and uncontested rights to use freely such property and assets.

                           3.1.18   PRESENCE OF HAZARDOUS MATERIALS OR
HAZARDOUS MATERIALS CONTAMINATION. To the best of each Borrower's knowledge after due and diligent inquiry and except as set forth in Schedule 3.1.18, (a) no Hazardous Materials are located on any real property owned, controlled or operated by such Borrower or for which any of the Borrowers are responsible in concentrations which would violate any applicable Environmental Laws or impose liability or obligations on the Borrowers under any Environmental Laws for any investigation, corrective action, remediation or monitoring of Hazardous
Materials and, except for supplies for use by such Borrower in the ordinary course of its business and stored, used and disposed in accordance with applicable Environmental Laws; and (b) no property owned, controlled or operated by any of the Borrowers has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination on or from any other property which could or would have a Materially Adverse Effect.

                           3.1.19   PLACES OF BUSINESS.  Schedule 3.1.19
completely and accurately identifies the address of (a) each Borrower's chief executive office, (b) any and each other place of business of each Borrower, and
(c) the location of all books and records pertaining to its properties and assets.

                           3.1.20   BUSINESS NAMES AND ADDRESSES.  Except as
disclosed in Schedule 3.1.20, since 1986 with respect to the Parent, and since acquisition by the Parent of C&D Charter, as appropriate, none of Borrowers has changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on Schedule 3.1.20, except that (i) the Parent has changed its name from Charter Power Systems, Inc. to C&D Technologies, Inc. effective June 24, 1997, (ii) C&D Charter Power Systems, Inc., International and Charter California, former subsidiaries of the Parent, have each been merged into the Parent, with the Parent being the surviving corporation, and (iii) the Parent has established a branch office in Kuala Lumpur, Malaysia.

                           3.1.21   SECURITIES ACTS.  None of the Borrowers
has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other Law, and is not in violation of any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. None of the Borrowers are required to qualify any indenture under the Trust Indenture Act of 1939, as amended, in connection with the execution and delivery of any of the Notes.

                           3.1.22   GOVERNMENTAL REGULATION.  None of the
Borrowers nor any of its or their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act or to any Federal or state Laws limiting its or their ability to incur Indebtedness for Borrowed Money.

                           3.1.23   SOLVENCY.  In each case after giving
effect to the Indebtedness for Borrowed Money represented by the Obligations outstanding and/or to be incurred and the transactions contemplated by this Agreement, the Borrowers, on a consolidated basis, are solvent, having assets of a fair salable value which exceed the amount required to pay their debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated Liabilities), and the Borrowers, on a consolidated basis, are able to and anticipate that they will be able to meet their debts as they mature and have adequate capital to conduct the business in which they are or propose to be engaged.

                           3.1.24   EMPLOYEE RELATIONS.  None of the Borrowers,
except as set forth in Schedule 3.1.24, is a party to any collective bargaining agreement nor has any labor union been recognized as the representative of such Borrower's employees, and no such Borrower knows of any actual or threatened strikes or work stoppage involving such Borrower's employees.

                           3.1.25   PROPRIETARY RIGHTS.   The Proprietary Rights
possessed by the Borrowers or otherwise available to the Borrowers by virtue of being in the public domain constitute all of the property of such type necessary to the conduct of each Borrower's past practices. Any and all obligations to pay royalties or other charges with respect to such properties and assets are reflected in accordance with GAAP on the financial statements described in
Section 3.1.11.

         SECTION 3.2 SURVIVAL. All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans, the issuance of any Letter of Credit, the extension of credit hereunder, and the incurring of any other Obligations.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         SECTION 4.1 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not be effective until fulfillment of the following conditions precedent in a manner satisfactory to the Agent on or before the Closing Date:

                           4.1.1 GOOD STANDING ETC. The Agent shall have
received a certificate of good standing for each of the Borrowers certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for such Borrowers. The Agent shall have received a certificate of qualification to do business for each of the Borrowers certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business.

                           4.1.2    CORPORATE PROCEEDINGS OF THE BORROWERS.
The Agent shall have received a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of each of the Borrowers covering:

                                    (a)     true and complete copies of such
         Borrower's corporate charter, bylaws, and all amendments thereto if and to the extent amended since the Original Closing Date;

                                    (b)     true and complete copies of the
         resolutions of its Board of Directors authorizing (i) the execution, delivery and performance of this Agreement and the other Financing Documents to which such Borrower is a party and (ii) the borrowings by the Borrowers hereunder (including the issuance of any Letters of Credit);

                                    (c)     the incumbency, authority and
         signatures of the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

                                    (d)     the identity of such Borrower's
         current officers and management, and with respect to the Parent, to the best knowledge of the Parent based on forms 13D and 13G filed with the Securities and Exchange Commission, the identity of the common stock holders of the Parent having a percentage ownership interest greater than or equal to ten percent (10%) of the Parent's current outstanding stock and their respective percentage ownership interests.

                           4.1.3    NOTES.  The Agent shall have received the
Revolving Credit Notes, each conforming to the requirements hereof and executed by a Responsible Officer of each of the Borrowers and attested by a duly authorized representative of each of the Borrowers.

                           4.1.4    FINANCING DOCUMENTS.   Each of the Borrowers
shall have executed and delivered the Financing Documents to be executed by it.

                           4.1.5    OPINION OF BORROWER'S COUNSEL.  The Agent
shall have received the favorable opinion of counsel for the Borrowers addressed to the Agent and the Lenders in form satisfactory to the Agent, the Lenders and their respective counsel.

                           4.1.6    OTHER DOCUMENTS, ETC.   The Agent shall have
received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Agent.

                           4.1.7    PAYMENT OF FEES.  The Agent shall have
received payment of any Fees due on or before the Closing Date.

                           4.1.8    ADDITIONAL MATTERS.  All other documents and
legal matters in connection with the transactions contemplated by this Agreement and the other Financing Documents shall be reasonably satisfactory in form and substance to the Agent and its counsel.

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

                           4.1.9    COMMITMENT FEES.  The Borrowers shall pay
to the Agent, for the ratable benefit of the Lenders, commitment fees equal to the following amounts at the following times (each a "Commitment Fee" and collectively, the "Commitment Fees"):

Date                                Amount
----                                ------

Closing Date                        $30,000
First anniversary date
 of Closing Date                    $20,000
Second anniversary date
 of Closing Date                    $ 5,000

Each Commitment Fee shall constitute a Fee for purposes of this Agreement and shall be deemed fully earned and non-refundable as of the date due and payable.

         SECTION 4.2. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Agent:

                           4.2.1    COMPLIANCE.  The Borrowers shall have
complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon it.

                           4.2.2    DEFAULT.  There shall exist no Event of
Default or Default. The Borrowers acknowledge and agree that the failure of the Borrowers to comply with any of the financial covenants set forth in Sections
5.1.14 through 5.1.18 shall constitute a Default and that the Agent shall not be entitled to waive any Event of Default or Default without the prior consent of the Required Lenders.

                           4.2.3    REPRESENTATIONS AND WARRANTIES.  All of
the representations and warranties contained in this Agreement shall be true, correct and complete for the initial extension of credit hereunder. The representations and warranties contained in Sections 3.1.1 through 3.1.11, 3.1.12, 3.1.15, and 3.1.19, 3.1.21 through 3.1.23 hereof shall be true as of the date of each subsequent extension of credit or issuance of a Letter of Credit; provided, that representations and warranties as to financial statements shall be deemed to refer to the most recent financial statements delivered to the Agent. In addition, such representations and warranties may be updated in writing in connection with a proposed subsequent extension of credit or issuance of a Letter of Credit, but no such update shall be binding upon the Agent or the Lenders without the consent of the Agent and the Required Lenders (which shall be deemed given if the Agent or any of the Required Lenders do not reject a proposed amendment within fifteen (15) days of its submission to them respectively; and provided that neither the Agent nor any of the Required Lenders shall have any obligation to agree to any such update). Updates of Section 3.1.3 shall be made by compliance with the provisions of
Section 5.2.2 hereof and shall require no consent of the Agent or Lenders.

                           4.2.4    ADVERSE CHANGE.  No adverse change shall
have occurred in the financial condition of the Borrowers which would, in the reasonable good faith judgment of the Agent and the Required Lenders, have a Materially Adverse Effect.

                           4.2.5    LEGAL MATTERS.  All legal documents
incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Agent.

                                    ARTICLE 5

                           COVENANTS OF THE BORROWERS

         SECTION 5.1 AFFIRMATIVE COVENANTS. So long as any of the Obligations and/or any of the Commitments shall be outstanding, the Borrowers jointly and severally agree with the Agent and the Lenders as follows:

                           5.1.1 FINANCIAL STATEMENTS.

                                    (a) ANNUAL STATEMENTS AND CERTIFICATES.  The
Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than one hundred twenty (120) days after the close of the Parent's fiscal year, (i) a copy of the annual Consolidated financial statements in reasonable detail satisfactory to the Agent relating to all of the Borrowers and their respective Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Agent, which financial statements shall include a Consolidated balance sheet of all of the Borrowers and their respective Subsidiaries, as of the end of such fiscal year and Consolidated statements of income, cash flows and changes in shareholders equity of each of the Borrowers and their respective Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the then previous fiscal year, and in each case without qualification as to the scope of the audit or the status of any of the Borrowers as a "going concern", (ii) a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, including, without limitation, the ratio of Funded Debt to EBITDA, all as prepared by the Financial Officer of the Parent in a format reasonably acceptable to the Agent and (iii) any and all form 10Ks required to be filed by any of the Borrowers with the Securities and Exchange Commission with respect to the relevant fiscal year. The Agent and the Lenders acknowledge and agree that if and to the extent the financial statements required by this subsection (a) are in accordance with the requirements of the "EDGAR Rules" promulgated by the Securities and Exchange Commission as of the date of this Agreement, that such financial statements shall be deemed to be in a form acceptable to the Agent and the Lenders if such financial statements are in all respects at least comparable to the financial statements previously furnished to the Agent and the Lenders as to scope, information and format.

                                    (b)  ANNUAL STATEMENT OF ACCOUNTANT.  If the
Parent shall cease to be a reporting company under the Securities Exchange Act of 1934, as amended, then thereafter the Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than one hundred twenty (120) days after the close of the Parent's fiscal year, a letter of the accountant who examined and certified the annual financial statement relating to the Borrowers and their Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default, and, if so, stating the facts with respect thereto.

                                    (c)   QUARTERLY STATEMENTS AND CERTIFICATES.
The Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than sixty (60) days after the close of the Parent's fiscal quarters, (i) a Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such period, (ii) Consolidated statements of income, cash flows and changes in shareholders equity statements for such period, (iii) a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, including, without limitation the ratio of Funded Debt to EBITDA, all as prepared and certified by the Financial Officer of the Parent and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default, and, if so, stating the facts with respect thereto, (iv) any and all form 10Qs required to be filed by any of the Borrowers with the Securities and Exchange Commission, and (v) a quarterly aging report of all accounts receivable in summary form reasonably acceptable to the Agent and the Lenders.

                                    (d)     ANNUAL BUDGETS.  The Borrowers shall
furnish to the Agent and the Lenders as soon as available, but in no event more than forty-five (45) days after the close of each of the Parent's fiscal years, annual budget statements for all of the

Borrowers and their respective Subsidiaries on a Consolidated basis, detailed by fiscal quarters, in form and content substantially similar to those provided to the Board of Directors of the Parent for its most recent fiscal year, and all as prepared and certified by the Financial Officer of the Parent.

                                    (e) ADDITIONAL REPORTS AND INFORMATION.  The
Borrowers shall furnish to the Agent and the Lenders promptly, such additional information, reports or statements as the Agent and/or any of the Lenders may from time to time reasonably request.

                                    (f)   ENVIRONMENTAL COMPLIANCE CERTIFICATES.
The Borrowers shall furnish to the Agent within forty-five (45) days after the close of each of the Parent's fiscal quarters, an Environmental Compliance
Certificate in form attached hereto as EXHIBIT E with respect to each of the Borrowers, which demonstrate to the Agent's reasonable satisfaction that none of the Borrowers is or is likely to be in violation of any Environmental Laws which would constitute a Material Adverse Effect.

                                    (g)  MANAGEMENT LETTER.  The Borrowers shall
furnish to the Agent and the Lenders as soon as available, but in no event more than one hundred eighty (180) days after the close of the Parent's fiscal year, a copy of a management letter prepared by the Parent's independent certified public accountants to be reasonably acceptable to the Agent and the Lenders.

                           5.1.2    REPORTS TO SEC AND TO STOCKHOLDERS.  The
Borrowers will furnish to the Agent and the Lenders, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by the Parent to its stockholders, and of all regular and other reports filed by the Parent with any securities exchange or with the Securities and Exchange Commission.

                           5.1.3    RECORDKEEPING, RIGHTS OF INSPECTION, FIELD
EXAMINATION, ETC.

                                    (a)   Each of the Borrowers shall, and shall
cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which, in all material respects, full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities. The Agent and the Lenders acknowledge and agree that the Borrowers and Subsidiaries may not reflect and document all intercompany transactions among Borrowers and Subsidiaries in accordance with GAAP; the Borrowers covenant and agree, however to handle such intercompany transactions in accordance with their current practices if and to the extent not otherwise handled in accordance with GAAP.

                                    (b)   Each of the Borrowers shall, and shall
cause each of its Subsidiaries to, permit authorized representatives of the Agent to visit and inspect the properties of any and all of the Borrowers and its or their Subsidiaries, to review, audit, check and inspect each Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of any or all of the Borrowers and its or their Subsidiaries, with the management, officers, directors, employees designated by a Responsible Officer and other representatives of any or all of the Borrowers and its or their Subsidiaries and its or their respective accountants as and to the extent designated by a Responsible Officer, all at such times during normal business hours and other reasonable times and as often as the Agent may reasonably request. Notwithstanding the foregoing, the Agent and the Lenders agree to give the Borrowers prior reasonable notice of any such review, audit, check or inspection in the event there does not exist a Default or an Event of Default. The Borrowers acknowledge and agree that if no member of the Borrowers' management is employed by any of the Borrowers at the time of any requested inspection, the Agent and the Lenders shall be permitted to discuss the affairs, finances and accounts of any or all of the Borrowers with any employees or other representatives of any or all of the Borrowers, including accountants.

                                    (c) Following the occurrence of a Default or
an Event of Default, each of the Borrowers hereby irrevocably authorizes and directs all accountants and auditors employed by any or all of the Borrowers and/or any of its or their Subsidiaries at any time during the term of this Agreement to exhibit and deliver to the Agent and the Lenders copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of its or their Subsidiaries in the accountant's or auditor's possession, and to disclose to the Agent and any of the Lenders any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any of its or their Subsidiaries. Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Agent and the Lenders copies of reports or examinations relating to any or all of the Borrowers and/or any or all of its or their Subsidiaries, whether made by any of the Borrowers or otherwise.

                                    (d)  Any and all costs and expenses incurred
by, or on behalf of, the Agent in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Agent within ten (10) days of the Agent's written request therefor. Each of the Borrowers acknowledges and agrees that such expenses may include, but shall not be limited to, any and all reasonable out-of-pocket costs and expenses of the Agent's employees and agents in, and when, travelling to any of the Borrowers' facilities.

                           5.1.4    CORPORATE EXISTENCE.  Except as otherwise
permitted under Section 5.2.1, each of the Borrowers shall maintain, and shall cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction could or would have a Materially Adverse Effect.

                           5.1.5    COMPLIANCE WITH LAWS.  Each of the Borrowers
shall comply, and shall cause each of its Subsidiaries to comply, with all applicable Laws (including, without limitation Environmental Laws) and to observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a Materially Adverse Effect.

                           5.1.6    PRESERVATION OF PROPERTIES.  Each of the
Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in reasonably good operating condition, working order and repair (ordinary wear and tear and casualty excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto as are commercially reasonable and needed to maintain such properties in good operating condition, working order and repair, in all material respects, and (b) use all commercially reasonable efforts to do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, Proprietary Rights and permits which are necessary for the orderly continuance of its business.

                           5.1.7    LINE OF BUSINESS.  The Borrowers will
continue to engage principally in the business of manufacturing, assembling, distributing, selling and exporting power systems and their related components for commercial, industrial and government use in the world-wide standby power, motive power, power electronics and power supply markets generally. The Borrowers' battery power systems are comprised principally of industrial lead acid and nickel-cadmium batteries as well as power rectifiers, power inverters, sensing and alarm systems, power control and distribution equipment and related accessories. The Borrowers' products are sold as individual components and as integrated power systems.

                           5.1.8    INSURANCE.  Each of  the Borrowers will, and
will cause each of its Subsidiaries to, at all times maintain with A-rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its and their property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts as are reasonable and customary in the lines of business set forth in
Section 5.1.7 and are in amounts at least equal to the market value or replacement value of any assets or property covered. Each of the Borrowers shall deliver to the Agent on each date there is a material change in the insurance coverage and on each renewal date of any insurance a certificate of insurance from a Responsible Officer of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Agent, the Borrowers will obtain such additional insurance with respect to the Borrowers and the Subsidiaries as the Agent may reasonably request. The Agent and the Lenders agree that all proceeds of insurance shall be paid to the Borrowers, which shall determine within thirty
(30) days of their receipt of such proceeds whether to apply the proceeds of insurance either to the repair, replacement or restoration of the property damaged or destroyed or to the repayment of the Obligations. The Borrowers shall notify the Agent in writing as to their determination with respect to insurance proceeds within such thirty (30) day period. If and to the extent the Borrowers elect to use insurance proceeds to repair, replace or restore the property damaged or destroyed, the Borrowers covenant to use such proceeds for the repair, replacement or restoration in good faith and promptly following any Borrower's receipt thereof.

                           5.1.9    TAXES.  Except to the extent that the
validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of their Subsidiaries to, pay and discharge all Taxes as and when due and payable. The Borrowers shall furnish to the Agent at such times as the Agent may require proof satisfactory to the Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                           5.1.10   ERISA.  Each of the Borrowers will, and will
cause each of its Subsidiaries to, comply with the minimum funding requirements of the Code with respect to employee Plans for its respective employees. None of the Borrowers will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of any of the Borrowers and their Subsidiaries, as determined by the Agent and the Required Lenders in their good faith, reasonable discretion, or (b) any Reportable Event if, upon termination of the Plan with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of any of the Borrowers and/or any of their Subsidiaries to the PBGC, as determined by the Agent and the Required Lenders in their good faith, reasonable discretion. Upon the Agent's reasonable request, the Borrowers will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan of a Borrower or Subsidiary that is a "defined benefit plan", as defined in ERISA.

                           5.1.11   NOTIFICATION OF EVENTS OF DEFAULT AND
ADVERSE DEVELOPMENTS. The Borrowers shall promptly notify the Agent upon obtaining knowledge of the occurrence of:

                                    (a)     any Event of Default;

                                    (b)     any Default;

                                    (c)     any litigation instituted or overtly
         threatened against any of the Borrowers or any of its or their Subsidiaries and of the entry of any judgment or Lien against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any of the Borrowers or any Subsidiary exceed One Million Dollars ($1,000,000) and are not covered by insurance;

                                    (d)   any event, development or circumstance
         whereby the financial statements furnished hereunder which, subsequent to their issuance, prove to have failed in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrowers and their Subsidiaries, on a Consolidated basis as of the date of such financial statements;

                                    (e) any judicial, administrative or arbitral
         proceeding pending against any of the Borrowers or any of its or their Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against it or them or any of its or their Subsidiaries, the reasonably foreseeable outcome of which the Borrowers' determine, in good faith could have a Materially Adverse Effect; and

                                    (f)  the receipt by any of the  Borrowers or
         any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act, ERISA and Environmental Laws, which failure could, in the Borrowers' good faith determination, have a Materially Adverse Effect; in each case describing in detail satisfactory to the Agent the nature thereof and the action the Borrowers propose to take with respect thereto.

                           5.1.12   HAZARDOUS MATERIALS; CONTAMINATION.  Each of
the Borrowers agrees to:

                                    (a)     give notice to the Agent within two
         (2) Business Days after any Borrower's acquiring knowledge of the presence of any Hazardous Materials in concentrations which would violate any applicable Environmental Laws or impose liability or obligations on the Borrowers under any Environmental Laws for any investigation, corrective action, remediation or monitoring of the Hazardous Materials on any property owned, operated or controlled by such Borrower or any Subsidiary of such Borrower or for which any of the Borrowers or any Subsidiaries of any of the Borrowers are responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrowers' lines of business expressly described in this Agreement) or of any Hazardous Materials Contamination with a full description thereof;

                                    (b)   promptly comply with any Environmental
         Laws requiring the removal, treatment or disposal of Hazardous or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance; provided, however, that the Borrowers may contest or defend, in good faith, against any purported requirement or the imposition of any potential liability under the Environmental Laws in any reasonable manner available to the Borrowers, and during the pendency of any such contest or defense defer compliance with and payment in respect of such purported requirements or potential liability;

                                    (c)     if the Agent determines in the
         exercise of its good faith, reasonable discretion, that there is a reasonable likelihood that any liability, duty or obligation resulting from or relating to any Hazardous Materials or Hazardous Materials Contamination affecting any property owned, controlled or operated by any of the Borrowers or any of their respective Subsidiaries, may be imposed on the Agent and/or any of the Lender, provide the Agent, within thirty (30) days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any of the Borrowers or any Subsidiary of any of the Borrowers or for which any of the Borrowers or any Subsidiary of any of the Borrowers are responsible (the Agent agrees not to make such demand for a bond, letter of credit or similar financial assurance unless the Borrowers have failed to remedy the Hazardous Materials Contamination or otherwise take such other action as shall be reasonably acceptable to the Agent and the Lenders to address such Hazardous Materials Contamination, in a time frame considered reasonable by the Agent given the facts and circumstances of the Hazardous Materials Contamination); and

                                    (d)     as part of the Obligations, defend,
         indemnify and hold harmless the Agent, each of the Lenders and each of their respective agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned, operated or controlled by any of the Borrowers or any Subsidiary of any of the Borrowers for any Hazardous Materials Contamination for which any of the Borrowers or any Subsidiary of any of the Borrowers are actually or potentially responsible. The Borrowers acknowledge and agree that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

                           5.1.13   DISCLOSURE OF SIGNIFICANT TRANSACTIONS.
Each of the Borrowers shall deliver to the Agent a written notice describing in detail each transaction by it involving the sale, lease, or loss or casualty to or disposition of an interest in any fixed or capital Assets which, as reasonably determined by the Borrowers, exceeds One Million Dollars ($1,000,000), said notices to be delivered to the Agent within thirty (30) days of the occurrence of each such transaction.

                           5.1.14   NET WORTH.  The Borrowers and the
Subsidiaries, at all times during the first fiscal quarter ending on or after the Closing Date, tested as of the end of such first fiscal quarter, shall maintain a Net Worth of not less than the sum of (i) Fifty-eight Million Dollars ($58,000,000), plus (ii) forty percent (40%) of the Borrowers' and the Subsidiaries' Consolidated earnings (as defined in accordance with GAAP) and calculated as net profit after Taxes) for such fiscal quarter. The Borrowers and the Subsidiaries, at all times for all fiscal quarters thereafter, tested as of the end of each such fiscal quarter, shall maintain a Net Worth of not less than the sum of (i) the Minimum Net Worth Amount for the then preceding fiscal quarter, plus (ii) forty percent (40%) of the Borrowers' and the Subsidiaries' Consolidated earnings for the then current fiscal quarter. As used herein, the term "Minimum Net Worth Amount" shall mean for any fiscal quarter of the Borrowers and the Subsidiaries, the minimum Net Worth required by this Section
5.1.14 for such fiscal quarter. All increases in the Minimum Net Worth Amount shall be cumulative, such that the Minimum Net Worth Amount required for any given fiscal quarter shall at least be equal to the sum of Minimum Net Worth Amount for the then preceding fiscal quarter, plus forty percent (40%) of the Borrowers' and the Subsidiaries' Consolidated earnings for the then current fiscal quarter. Notwithstanding the foregoing, the Borrowers acknowledge and agree that the Minimum Net Worth Amount for any fiscal quarter shall always be at least equal to the Minimum Net Worth Amount for the then preceding fiscal quarter.

                           5.1.15   LIABILITIES TO TANGIBLE NET WORTH RATIO.
The Borrowers and the Subsidiaries, on a Consolidated basis and as of the end of each fiscal quarter, commencing with the first such fiscal quarter ending on or after the Closing Date, shall have a ratio of Liabilities to Tangible Net Worth of not more than 2.25 to 1.0.

                           5.1.16   CURRENT RATIO.  The Borrowers and the
Subsidiaries, on a Consolidated basis and as of the end of each fiscal quarter, commencing with the first such fiscal quarter ending on or after the Closing Date, shall have a Current Ratio of not less than 1.5 to 1.0.

                           5.1.17   FIXED CHARGE COVERAGE RATIO.  The
Borrowers and the Subsidiaries, on a Consolidated basis and as of the end of each fiscal quarter, commencing with the first such fiscal quarter ending on or after the Closing Date, shall have a Fixed Charge Coverage Ratio of not less than 1.5 to 1.0. The Fixed Charge Coverage Ratio shall be calculated on a rolling four (4) quarter basis.

                           5.1.18   FUNDED DEBT TO EBITDA.  The Borrowers and
the Subsidiaries, on a Consolidated basis and as of the end of each fiscal quarter, commencing with the first such fiscal quarter ending on or after the Closing Date, shall have a ratio of Funded Debt to EBITDA of not more than 3.5 to 1.0. EBITDA shall be calculated on a rolling four (4) quarter basis.

                           5.1.19   BUSINESS NAMES; LOCATIONS.  Each Borrower
will notify and will cause each of its Subsidiaries to notify the Agent not less than thirty (30) days prior to (a) any change in the name under which such Borrower or Subsidiary conducts its business, (b) any change of the location of the chief executive office of such Borrower or Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the books and records, or any part thereof, are kept.

         SECTION 5.2 NEGATIVE COVENANTS. So long as any of the Obligations or Commitments or Letters of Credit shall be outstanding, the Borrowers agree with the Agent and the Lenders that without the prior written consent of the Agent:

                           5.2.1    MERGER, ACQUISITION OR SALE OF ASSETS.
None of the Borrowers will, or will permit any Subsidiary to, (i) enter into any merger or consolidation or amalgamation, (ii) windup or dissolve (or suffer any liquidation or dissolution), (iii) acquire all or substantially all of the assets of any Person, except for Permitted Acquisitions, or (iv) sell, lease or otherwise dispose of any of its Assets, except (1) Inventory disposed of in the ordinary course of business prior to an Event of Default, (2)

Permitted Asset Dispositions, (3) intercompany sales, leases or other dispositions among and between Borrowers and Subsidiaries, or mergers, consolidations, restructurings, or stock transfers among and between Borrowers or mergers, consolidations, restructurings or stock transfers among and between Subsidiaries, and (4) the disposition of worn or obsolete equipment in the ordinary course of business. The Agent and the Lenders agree to review all financial projections furnished by the Borrowers in connection with a proposed Permitted Acquisition promptly upon receipt of such projections and in any event to complete such review within fifteen (15) days of having received projections in the form required.

                           5.2.2    SUBSIDIARIES.   None  of the  Borrowers will
create or acquire, or will permit any Subsidiaries to create or acquire, any Subsidiaries other than (i) the Subsidiaries existing on the date hereof and
(ii) Permitted Acquisitions. Notwithstanding the foregoing, the Borrowers shall be permitted to create Subsidiaries at any time and from time to time without the prior consent of the Agent or the Lenders; provided, that (a) there does not exist a Default or an Event of Default at the time of such creation, (b) the creation of any such Subsidiary shall not otherwise cause or result in the occurrence of a Default or an Event of Default, and (c) within thirty (30) days of any such Subsidiary's formation by execution and delivery of an Additional Borrower Joinder Agreement in the form attached hereto as EXHIBIT G, the Borrowers shall cause such Subsidiary to become a "Borrower" under this Agreement, and thus jointly and severally liable for payment and performance of all of the Obligations. In addition, if and to the extent deemed reasonably necessary by the Agent or any of the Lenders, such Subsidiary and the Borrowers shall take any and all actions reasonably required by the Agent and the Lenders to effect and consummate the foregoing, including, without limitation, the execution and deliver of amended and restated promissory notes and such other Financing Documents as the Agent may reasonably require. The Borrowers further covenant and agree to cause each Subsidiary which constitutes a Permitted Acquisition within thirty (30) days of its acquisition (1) to execute and deliver an Additional Borrower Joinder Agreement, and thereby become a "Borrower" under this Agreement, and thus jointly and severally liable for payment and performance of all of the Obligations and (2) to take any and all actions reasonably required by the Agent and the Lenders to effect and consummate the foregoing, including, without limitation, the execution and deliver of amended and restated promissory notes and such other Financing Documents as the Agent may reasonably require. The Borrowers covenant and agree that all Subsidiaries of any Borrower or any Subsidiary will become "Borrowers" under this Agreement as and when required by the provisions of this Section.

                           5.2.3    ISSUANCE OF STOCK.  None of the Borrowers
(except for the Parent) will issue, or grant, or will permit any Subsidiary to issue or grant, any option or right to purchase, any of their capital stock, except for the issuance of stock or options to purchase stock to employees in the ordinary course of business and except for the issuance of stock or options to any or all of the Borrowers which is pledged and delivered to the Agent and the Lenders.

                           5.2.4    PURCHASE OR REDEMPTION OF SECURITIES,
DIVIDEND RESTRICTIONS. None of the Borrowers will, or will permit any Subsidiary to, (i) purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, except the Parent shall be permitted to purchase Stock, to the extent the Parent determines in the exercise of its prudent and commercially reasonable discretion that the price to be paid for such purchase and/or redemption is economically advantageous and financially sound for the Parent; provided that (1) any such purchase would not or could not reasonably be expected to cause an Event of Default or a Default, (2) no Event of Default or Default shall exist at the time of any such proposed purchase, (3) the aggregate purchase price of all Stock purchased at any time since the Closing Date does not exceed Eighteen Million Dollars ($18,000,000) and (4) the aggregate purchase price of Stock purchased in any fiscal year shall not exceed Seven Million Dollars ($7,000,000), (ii) declare or pay any dividends or other distributions, except for Permitted Dividends, (iii) apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of any of the Borrowers or Subsidiaries, except as set forth in clause (i) above, (iv) set apart any sum for the payment of any dividends on any shares of any class of capital stock of any of the Borrowers or Subsidiaries or for the purchase, redemption, or other retirement of on any shares of any class of capital stock of any of the Borrowers or Subsidiaries, except as set forth in clauses (i) and (ii) above, (v) effect any distribution by a reduction of capital contribution obligations with respect to any shares of any class of capital stock of any of the Borrowers or Subsidiaries or any warrants, (vi) permit any Subsidiary that is not a Borrower or Subsidiary to purchase or acquire any shares of any class of capital stock of or warrants issued by any Borrower or any Subsidiary, and (vii) following the occurrence of a Default or an Event of Default, not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations. No dividends, including Permitted Dividends, may be paid following the occurrence and during the continuance of a Default or an Event of Default. Notwithstanding the foregoing, the Borrowers' failure to comply with Section 5.1.14 for any given fiscal quarter shall not prevent or prohibit any Borrower from declaring or paying Permitted

Dividends as of the end of such fiscal quarter; provided that there does not exist any other Default or Event of Default at the time of such declaration or payment and provided that the Borrowers are in compliance with Section 5.1.14 as of the end of the fiscal year which includes such fiscal quarter calculated on a cumulative basis. Notwithstanding anything to the contrary contained in this Agreement, the Agent and any one Lender (other than NationsBank) may consent to the Parent's purchase of Stock having an aggregate purchase price in any fiscal year in excess of Seven Million Dollars ($7,000,000).

                           5.2.5    INDEBTEDNESS.  None of the Borrowers nor
any Subsidiary will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except:

                       (a)     the Obligations;

                       (b) current accounts payable arising in the ordinary course of business;

                       (c)     Indebtedness secured by Permitted Liens;

                       (d)     the PEDFA Loans;

                       (e) Indebtedness existing on the date of this Agreement and reflected on the financial statements furnished pursuant to Section 3.1.11;

                       (f)     Permitted Preferred Indebtedness;

                       (g) Unsecured letters of credit, banker's acceptances and/or (1) secured foreign exchange or interest rate swaps, collars or caps or similar agreements between a Borrower (or a Subsidiary) and any of the Lenders and/or (2) unsecured foreign exchange or interest rate swaps, collars or caps or similar agreements between a Borrower (or a Subsidiary) and any other financial institution, providing for the transfer or mitigation of foreign exchange risks or interest rate risks either generally or under specific contingencies;

                       (h) Indebtedness for Borrowed Money incurred after the date of this Agreement;
                               provided, that (i) such Indebtedness for

                               Borrowed   Money  is   incurred   on
                               account of purchase money or finance
                               lease  arrangements of Assets (other
                               than real  property)  acquired  by a
                               Borrower  after  the  date  of  this
                               Agreement,   and  (ii)   each   such
                               purchase   money  or  finance  lease
                               arrangement does not exceed the cost
                               or fair  market  value of the Assets
                               acquired  or  leased  and  does  not
                               extend  to any  Assets  or  property
                               other than that purchased or leased;

                       (i)     Capital Leases;

                       (j) Indebtedness for Borrowed Money incurred by any Borrower or Subsidiary to any other Borrower or Subsidiary; provided, that all financial statements to be furnished to the Agent as required by
                               Section 5.1.1 at any time after and
                               during the continuance of such
                               Indebtedness for Borrowed Money are both
                               Consolidated and consolidating, except
                               that any such consolidating statements
                               shall not be audited; and

                       (k) Subordinated Indebtedness incurred by any Borrower or Subsidiary in consideration, in whole or in part, for a Permitted Acquisition; provided that such Subordinated Indebtedness is to the seller or other party to any merger, acquisition or other business combination, regardless of the structure of the transaction, comprising or relating to such Permitted Acquisition and provided further that such Subordinated Indebtedness is unsecured and is fully subordinated to payment and performance of the Obligations in accordance with a written subordination agreement in form and content reasonably acceptable to the Agent and the Required Lenders.

Notwithstanding the foregoing, the amount of Indebtedness for Borrowed Money permitted under clauses (f), (g), (h) and (i) shall not at any time, individually or in the aggregate, equal or exceed Fifteen Million Dollars ($15,000,000). In calculating the amount of Indebtedness for Borrowed Money relating to interest rate swaps, collars, caps or similar agreements permitted under subsection (g), the Agent and the Lenders acknowledge and agree that it is not appropriate to consider the full notional amount of the swap, collar, cap or similar agreement as Indebtedness for Borrowed Money; instead, the appropriate amount to be deemed Indebtedness for Borrowed Money shall be based on the risk amount attributable to the Lender or other financial institution providing such swap, collar, cap or similar agreement, which risk amount shall be determined by the Agent in its good faith, reasonable discretion based on the amount and maturity of the swap, collar, cap or similar agreement and in accordance with the Agent's customary procedures and practices in calculating risk amounts for similar swaps, collars, caps or agreements then available from the Agent. Similarly, in calculating the amount of Indebtedness for Borrowed Money relating to foreign exchange swaps and similar agreements permitted under subsection (g), the amount to be considered Indebtedness for Borrowed Money may be less than the full notional amount of the swap or similar agreement; but, instead shall be equal to the risk amount attributed to a similar swap or similar agreement then available from the Agent, as determined by the Agent in its good faith, reasonable discretion based on the term of the swap or similar agreement and the foreign currency involved.

                           5.2.6    INVESTMENTS, LOANS AND OTHER TRANSACTIONS.
None of the Borrowers nor any Subsidiary will (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with their business and treated as a capital asset) or any Person, whether by stock purchase, capital contribution, equity investment, grants, gifts or other transfers of assets, properties (including cash and non-cash) which are not expected or required to be repaid, acquisition of Indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), except for capital contributions to any other Borrower (leasehold improvements to any facility leased by any of the Borrowers or any Subsidiary shall not be construed as an "investment" for purposes of this Section), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                                   (a) i) the  extensions of credit set forth in
         Schedule 5.2.6, as the same may be renewed or extended at any time and from time to time, and (ii) any other advance to an officer or employee of any of the Borrowers or of any Subsidiary for travel or other business expenses in the ordinary course of business;

                                   (b) the endorsement of negotiable instruments
         for deposit or collection or similar transactions in the ordinary course of business;

                                   (c) any investment in Cash Equivalents;

                                   (d) trade credit extended to customers in the
         ordinary course of business;

                                   (e) ordinary  working  capital  and  other
         advances among and between the Borrowers and guaranties by one Borrower of obligations of another Borrower in the ordinary course of business;

                                   (f)    payments of royalties and  interest to
         Charter Holdings; and

                                   (g)    credit extended to manufacturer
         representatives of the Borrowers to permit or support such representatives to expand or reinforce the Borrowers' markets and/or business opportunities; provided, that such credit shall be extended in accordance with the Borrowers' past practices and in a prudent and commercially reasonable manner.

Notwithstanding the foregoing, the amount of loans and advances permitted under clauses (a) and (g) above shall not at any time, individually or in the aggregate, equal or exceed One Million Dollars ($1,000,000).

                           5.2.7    CAPITAL EXPENDITURES.  Except for  Permitted
Acquisitions, none of the Borrowers nor any Subsidiary will, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for the Borrowers and their Subsidiaries (taken as a whole) for fiscal years 1999, 2000 and 2001 exceeding, in the aggregate, Sixty Million Dollars ($60,000,000); provided that
(i) in any given fiscal year the aggregate amount of Capital Expenditures shall not exceed Twenty-five Million Dollars ($25,000,000) and (ii) the making of such Capital Expenditure could not reasonably be expected to give rise to a Default or an Event of Default.

                           5.2.8    STOCK OF SUBSIDIARIES.   Except as otherwise
expressly permitted by Section 5.2.1, none of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into any of the other Borrowers) or permit any Subsidiary to issue any additional shares of its capital stock except PRO RATA to its stockholders.

                           5.2.9    LIENS.  None of the Borrowers nor any
Subsidiary will create, incur, assume or suffer to exist any Lien upon any of its or their properties or assets, whether now owned or hereafter acquired, except for Liens securing the Obligations and Permitted Liens.

                           5.2.10   TRANSACTIONS WITH AFFILIATES.  None of the
Borrowers nor any Subsidiary will enter into or participate in any transaction with any Affiliate (other than a Borrower) with terms which would not otherwise be available in a transaction negotiated in good faith between independent third-parties having equal bargaining power, except for transactions among any Borrower and any Subsidiary, other than a Subsidiary in which an Affiliate (other than a Borrower or another Subsidiary) has an equity or other ownership interest.

                           5.2.11   ERISA COMPLIANCE.  None of the Borrowers
nor any Subsidiary shall: (a) engage in or permit any "prohibited transaction" (as defined in the Internal Revenue Code); (b) cause any "accumulated funding deficiency" as defined in the Internal Revenue Code and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a Lien by PGBC on the property of any of the Borrowers pursuant to the Internal Revenue Code; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

                           5.2.12   PROHIBITION ON HAZARDOUS MATERIALS.  None
of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers are responsible other than Hazardous Materials placed or stored on such property in accordance with all applicable Laws (including Environmental Laws) in the ordinary course of any Borrower's business.

                           5.2.13   METHOD OF ACCOUNTING.  The Borrowers shall
not change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Agent, unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Agent may request to reconcile the changes with the Borrowers' prior financial statements.

                           5.2.14   SALE AND LEASEBACK.  Without the prior
written consent of the Agent and the Required Lenders, none of the Borrowers nor any Subsidiary will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

                                    ARTICLE 6

                         DEFAULT AND RIGHTS AND REMEDIES

         SECTION 6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                           6.1.1    FAILURE TO PAY.  The failure of the
Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents, and such failure to pay shall remain uncured for a period of ten (10) days;

                           6.1.2    BREACH OF REPRESENTATIONS AND WARRANTIES.
Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                           6.1.3    FAILURE TO COMPLY WITH COVENANTS.  The
failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in Section 5.1.3(b), Section 5.1.4, Section 5.1.8, or Section 5.2 of this Agreement.

                           6.1.4    OTHER COVENANTS.  The failure of the
Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, other than those set forth in Section 6.1.1, Section 6.1.2 and 6.1.3 above, which default shall remain unremedied for thirty (30) days after written notice thereof to the Borrowers by the Agent.

                           6.1.5    DEFAULT UNDER OTHER FINANCING DOCUMENTS OR
OBLIGATIONS. A default shall occur under any of the other Financing Documents or under any other Obligations, including, without limitation, the PEDFA Obligations, and such default is not cured within any applicable grace period provided therein.

                           6.1.6    RECEIVER; BANKRUPTCY.  Any Borrower or any
Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act to indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged and unappealed for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, all as determined by the Agent and the Required Lenders in their good faith, reasonable discretion.

                           6.1.7    INVOLUNTARY BANKRUPTCY, ETC.  (a) An order
for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed or stayed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary
(i) adjudicating any Borrower or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower's or any Subsidiary's assets, as determined by the Agent and the Required Lenders in their good faith, reasonable discretion or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, as determined by the Agent and the Required Lenders in their good faith, reasonable discretion, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date entered.

                           6.1.8    JUDGMENT.  Unless adequately  insured in the
opinion of the Agent, the entry of a judgment against any or all of the Borrowers and/or any Subsidiaries, which individually or taken as a whole with any other judgments against any or all of the Borrowers and/or any Subsidiaries, exceeds Five Hundred Thousand

Dollars ($500,000), and the failure by the Borrowers or Subsidiaries to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered (including all extensions), or to secure a stay of execution pending appeal of such judgment.

                           6.1.9    DEFAULT UNDER OTHER BORROWINGS.  Default
shall be made with respect to any Indebtedness for Borrowed Money (other than the Obligations and after expiration of any applicable notice and cure periods, if any) of any of the Borrowers, the principal amount of which Indebtedness for Borrowed Money, singly or in the aggregate equals or exceeds One Million Dollars ($1,000,000), if the effect of such default is to accelerate the maturity of such evidence of the Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any indebtedness to become due prior to its stated maturity.

                           6.1.10   LIQUIDATION, TERMINATION, OR DISSOLUTION.
Except as permitted by Section 5.2.1, if any of the Borrowers shall liquidate, dissolve or terminate its existence, without the prior written consent of the Agent, except in the case of Borrowers which are Subsidiaries of the Parent, for liquidation into another Borrower which does not otherwise cause an Event of Default or a Default.

         SECTION 6.2 REMEDIES. Upon the occurrence of any Event of Default, the Agent, at the direction of the Required Lenders, may at any time thereafter exercise any one or more of the following rights, powers or remedies:

                           6.2.1    ACCELERATION.  The Agent may declare any
or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive. THE OCCURRENCE OR NON-OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS SHALL IN NO WAY AFFECT OR CONDITION THE AGENT'S RIGHT, UPON THE DIRECTION OF THE REQUIRED LENDERS, TO DEMAND IMMEDIATE PAYMENT AT ANY TIME OF ANY OF THE OBLIGATIONS WHICH ARE PAYABLE ON DEMAND REGARDLESS OF WHETHER OR NOT A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED.

                           6.2.2    FURTHER ADVANCES.  The Agent may from time
to time without notice to the Borrowers suspend, terminate or limit any further advances, Loans, Letters of Credit or other extensions of credit under this Agreement and/or under any of the other

 Financing Documents. Further, upon the occurrence of an Event of Default specified in Sections 6.1.6 (Receiver; Bankruptcy) or 6.1.7 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitments, the Letter of Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each of the Borrowers.

                           6.2.3    PERFORMANCE BY AGENT.  If the Borrowers
shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Agent without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of any or all of the Borrowers for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Agent or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Agent on demand, and shall constitute and become a part of the Agent's Obligations.

                           6.2.4    OTHER REMEDIES.  The Agent may from time
to time proceed to protect or enforce the rights of the Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Agent and each of the Lenders is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders.

                                    ARTICLE 7

                                    THE AGENT

         SECTION 7.1 APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this Agreement, each of the Lenders hereby irrevocably appoints and authorizes NationsBank to act as their agent under this Agreement and each of the other Financing Documents and to serve as their representative within the meaning of Section 9-105(1)(m) of the Uniform Commercial Code. NationsBank hereby consents to such appointment and agrees to perform the duties of Agent as specified herein. Each of the Lenders authorizes and directs the Agent to take such action in their name and on their behalf under the terms and provisions of this Agreement and the other Financing Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent by the terms of this Agreement and each of the other Financing Documents, together with such other rights and powers as are reasonably incidental thereto. The Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other
Lenders:

         (a) To receive on behalf of each of the Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Proportionate Share of all such payments and collections so received as provided in this Agreement;

         (b) To receive all documents and items to be furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrowers of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

         (c) To act as nominee for and on behalf of the Lenders in and under this Agreement and the other Financing Documents;

         (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrowers;

         (e) To distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, Interest Rate Election Notices, payments,

Prepayments, documents and other items received from any of the Borrowers or any other Person;

         (f) To deliver to the Borrowers and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

         (g) To the extent permitted by this Agreement and/or any of the other Financing Documents, to exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents;

         (h) To execute any documents on behalf of the Lenders as the secured party for the benefit of itself and the Lenders; and

         (i) To take such other actions as may be requested by the Required Lenders.

The Agent (i) shall have no duties or responsibilities to the Lenders except those expressly set forth in this Agreement and the other Financing Documents, and shall not by reason of this Agreement or any other Financing Document be a fiduciary or trustee for any Lender, (ii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Financing Document except to the extent instructed by the Required Lenders,
(iii) shall not be responsible for any action taken or omitted to be taken by it or by any of its officers, directors, agents or employees hereunder or under any other Financing Document, except for its own willful misconduct and gross negligence and that of its officers, directors, agents or employees while acting within the scope of their employment or agency, (iv) shall not be required under any circumstances to take any action that, in its judgment, is contrary to the provisions of this Agreement and/or any of the other Financing Documents and/or applicable Laws or which would or could expose the Agent to any liability or expense against which it has not been indemnified to its satisfaction. The duties of the Agent shall be mechanical and administrative in nature. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Where any provision of this Agreement requires the consent, agreement or other action of the Lenders, the Agent shall act only upon the consent or instructions of the Required Lenders except as provided in Section 7.10.

         SECTION 7.2 RIGHTS AS LENDER. The Agent in its capacity as a Lender and not as Agent shall have the same rights and powers under this Agreement as the other Lenders and may exercise the same as though it were not Agent for the Lenders, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent and its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to, provide financial advisory or other business to any of the Borrowers, any Affiliate of any of the Borrowers or any of their respective officers, directors and employees as if it were not acting as Agent, and the Agent may accept fees and other consideration from any of the Borrowers, any Affiliate of any of the Borrowers or any of their respective officers, directors and employees (in addition to the Agency Fees or other arrangements fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

         SECTION 7.3 NO LIABILITY OF AGENT; INDEMNITY. Neither the Agent nor any of its Affiliates, officers, directors, employees, or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them hereunder or otherwise in connection with this Agreement, except for its or their willful misconduct and/or gross negligence. The Lenders hereby agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably on the basis of their respective Proportionate Shares, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), and disbursements of any kind or nature whatsoever imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Financing Documents or any of the Obligations or the enforcement of any of the terms of this Agreement and/or any of the other Financing Documents; provided that no such Lender shall be liable for any of the foregoing to the extent they arise from willful misconduct or gross negligence by the Agent.

         SECTION 7.4 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, or Affiliates has made any representations or warranties to it and that no act by any of the foregoing hereafter taken, including any review or audit of the affairs of the Borrower shall be deemed to constitute a representation or warranty to any Lender. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Documents, including, without limitation, the financial condition or solvency of the Borrowers or any other Person. Each Lender represents and warrants to the Agent and the other Lenders that it has received from the Agent a copy of each of the Financing Documents executed on or before the date it enters into this Agreement and has examined or has had an opportunity to examine each of such Financing Documents. Each Lender represents and warrants to the Agent and the other Lenders that such Lender has the full right, power and authority to enter into this Agreement and make its Proportionate Share of the Loans and to purchase participations in the Letters of Credit without notice to, or consent of, any Person and has taken all action, corporate or otherwise, necessary to authorize it to enter into and execute this Agreement. The Agent shall not be responsible to the Lenders for any recitals, statements, representations, or warranties contained in this Agreement, or in any other Financing Document, or of the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Financing Document or for any failure by any Borrower or any other Person to perform any of its obligations under this Agreement or any other Financing Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Financing Document or as to the existence or possible existence of any Event of Default or Default or to inspect the properties or books of Borrowers. Except as expressly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition (financial or otherwise) or creditworthiness of the Borrowers or any other Person.

         SECTION 7.5 AGENTS, EMPLOYEES, REPRESENTATIVES. The Agent may execute any and all duties under this Agreement and the Financing Documents by or through representatives, agents or employees, and in such event the representatives, agents and employees shall be entitled to the benefit of all rights of indemnification under this Agreement and/or any of the Financing Documents to which the Agent would be entitled if the Agent had executed such duties. In addition, the Agent may consult with legal counsel selected by it. The Agent shall not be liable for any action taken or suffered in good faith by it in accordance with advice of such counsel.

         SECTION 7.6 RELIANCE BY AGENT; RELIANCE ON AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, writing, resolution, certificate, schedule, affidavit, letter, cablegram, telecopy, telex, telegram, teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes.

         The Borrowers shall be entitled to rely and shall be fully protected in relying upon any notice, consent or communication from the Agent which purports to be from and on behalf of the Agent and the Lenders.

         SECTION 7.7 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided herein, the Agent may not resign at any time without the prior written consent of the Required Lenders. If the Agent shall resign as Agent under this Agreement as permitted by this Section 7.7, the Required Lenders shall, with the prior consent of the Borrowers not to be reasonably withheld, appoint from among the Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers, and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to the Agreement. If no successor Agent shall have been appointed hereunder within thirty (30) days after the Agent's notice of resignation or removal, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Financing Documents. After any Agent's resignation or removal as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.8 AGENCY FEE. The Borrowers shall pay to the Agent, for its sole and exclusive benefit, (i) a fee equal to Thirty Thousand Dollars ($30,000) on or before the Closing Date and (ii) annually thereafter, a loan administration and agency fee (collectively, the "Agency Fees" and individually, an "Agency Fee"), in the amount of Forty-five Thousand Dollars ($45,000). The initial Agency Fee shall be payable in advance on the Closing Date, and each Agency Fee thereafter shall be payable in advance on each anniversary date of the Closing Date. Each Agency Fee shall be fully earned and non-refundable upon the date paid. The Agent shall retain all of the Agency Fees for its own account and shall have no obligation to remit or pay any portion thereof to any of the Lenders.

         SECTION 7.9 ACTIONS AFTER DEFAULT, ETC. In the event that the Agent shall have been notified in writing by any of the Borrowers or any Lender of any Default or Event of Default, the Agent and the Lenders agree that the Agent:

         (a)      shall immediately notify the Lenders;

         (b) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement;

         (c) may, unless otherwise directed by the Required Lenders, take such other actions and assert such other rights as it deems advisable, in its sole discretion, for the protection of the Agent's and the Lenders' interests pursuant to applicable Laws and/or any of the Financing Documents;

         (d) shall, upon the written request of the Required Lenders, as expeditiously and effectively as is reasonably practicable, enforce or attempt to enforce the Financing Documents; provided, however, (i) the Agent shall be guided by the Required Lenders as to the action to be taken in enforcing or attempting to enforce the Financing Documents; and (ii) the Agent, notwithstanding indemnification, need not take any action which it believes, upon advice of counsel, is prohibited by this Agreement or applicable Law; and

         (e) shall inform the Lenders of taking of action or assertion of rights pursuant to this Section.

Each Lender agrees with the Agent and the other Lenders that the decisions and determinations of the Required Lenders in enforcing the Notes and the other Financing Documents and in guiding the Agent in those matters shall be binding upon all the Lenders, including, without limitation, authorizing the Agent at the pro rata expense of all the Lenders (to the extent not reimbursed by the Borrowers) to retain attorneys to seek judgment on the Notes and to foreclose upon or exercise other rights under any of the Financing Documents. Each Lender similarly agrees with the other Lenders and covenants with the Borrowers that it will not seek to separately institute any legal action on its Notes or the other Financing Documents. All rights of action under the Financing Documents may be enforced by the Agent only, for the benefit of itself and the Lenders, and any suit or proceeding instituted by the Agent for the benefit of itself and the Lenders in furtherance of such enforcement may be brought in its name as Agent for the benefit of itself and the Lenders without the necessity of joining as plaintiffs or defendants any Lender, and the recovery of any judgment shall be for the benefit of the Agent and the Lenders, subject to the expenses of the Agent.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Event of Default or Default, and stating that such notice is a "notice of default".

         SECTION 7.10 CIRCUMSTANCES WHERE CONSENT OF ALL OF THE LENDERS IS REQUIRED. Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                  (a) extend the maturity of the principal of, or interest on, any Note or of any of the other Obligations;

                  (b) reduce the principal amount of any Note or of any of the other Obligations or the rate of interest thereon, except as expressly permitted herein or therein;

                  (c) change the date of payment of principal of, or interest on, any Note or of any of the other Obligations;

                  (d) change the method of calculation utilized in connection with the computation of interest and Fees;

                  (e) change the manner of pro rata application by the Agent of payments made by the Borrowers, or any other payments required hereunder or under the other Financing Documents, except as provided with respect to the payment of Non-Ratable Loans;

                  (f) modify this Section or the definition of "Required Lenders"; or

                  (g) increase or decrease the amount of, or extend, any Lender's Committed Amount.

                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.1 NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, when sent when delivered by confirmed telecopy, or three (3) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or on the Business Day next following the day on which the notice is delivered to nationally recognized overnight courier, addressed as follows:

                  Borrowers:        c/o C&D Technologies, Inc.
                                    1400 Union Meeting Road
                                    P.O.Box 3053
                                    Blue Bell, Pennsylvania 11422-0858
                                    Attn: Treasurer

                  Telecopy No:      (215) 619-7811

                                    with a copy to:

                                    Proskauer, Rose, Goetz & Mendelsohn
                                    1585 Broadway
                                    New York, New York 10036
                                    Attn:  Steven L. Kirshenbaum, Esquire

                  Telecopy No:      (212) 969-2900

                  Agent:            NationsBank, N.A.
                                    10 Light Street
                                    Baltimore, Maryland 21202
                                    Attn: Mr. Patrick M. Moore

                  Telecopy No:      (410) 528-1657

                                    with a copy to:

                                    Shaun F. Carrick, Esquire
                                    Miles & Stockbridge
                                    10 Light Street
                                    Baltimore, Maryland 21202

                  Telecopy No:      (410) 385-3700

                  CoreStates:       CoreStates Bank, N.A.
                                    Regional/PA Division
                                    FC 3-90-1-1
                                    Suite 300
                                    2240 Butler Pike
                                    Plymouth Meeting, Pennsylvania 19462
                                    Attn:  Karl F. Schultz

                  Telecopy No:      (610) 834-2069

                  Chase:            The Chase Manhattan Bank
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102
                                    Attn: Thomas F. Conroy, Jr.
                                          Vice President

                  Telecopy No.:     (973) 353-6158

                  PNC: PNC Bank, National Association Valley Forge Regional Banking Center Suite 200
                                    1000 Westlakes Drive
                                    Berwyn, Pennsylvania 19312
                                    Attn:  Warren Engle
                                           Vice President

                  Telecopy No.:     (610) 725-5799

                  with a copy to:

                                     PNC Bank, National Association
                                     1600 Market Street
                                     28th Floor
                                     F2-F070-28-4
                                     Philadelphia, Pennsylvania 19103
                                     Attn:  Sharon Coghlan, Esquire

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

         SECTION 8.2 AMENDMENTS; WAIVERS. This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent, the Required Lenders and the Borrowers, and to the extent provided in Section 7.10 by an agreement in writing signed by all of the Lenders and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrowers and the Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

         Without implying any limitation on the foregoing, and subject to the provisions of Section 7.10:

                                    (a) Any waiver or consent shall be effective
only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Agent may specify in any such instrument.

                                    (b)     No waiver of any Default or Event of
Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                                    (c)     No notice to or demand on any of the
Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                                    (d)  No failure or delay by the Agent or any
of the Lenders to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Agent from exercising any such right, power or remedy at any time or times.

                                    (e)  By accepting payment after the due date
of any amount payable under this Agreement or under any of the other Financing Documents, the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

         SECTION 8.3 CUMULATIVE REMEDIES. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Agent may:

                                    (a)   proceed against any one or more of the
         Borrowers with or without proceeding against any one or more of the other Borrowers or any other Person who may be liable for all or any part of the Obligations;

                                    (b)   proceed against any one or more of the
         Borrowers with or without proceeding under any of the other Financing Documents or any collateral and security for all or any part of the Obligations;

                                    (c)  without reducing or impairing the joint
         and several obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                                    (d)  without reducing or impairing the joint
         and several  obligations of the Borrowers and without  notice  thereof:
         (i) approve the making of advances under the Revolving Loan under this Agreement, (ii) waive any provision of this Agreement or the other Financing Documents, (iii) exercise or fail to exercise rights of set-off or other rights, or (iv) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

         SECTION 8.4 SEVERABILITY. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                                  (a)  the validity, legality and enforceability
         of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                                  (b)    the obligation to be fulfilled shall be
         reduced to the limit of such validity;

                                  (c) if such provision or part thereof pertains
         to repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations of the Borrowers to the Agent and the Lenders shall become immediately due and payable; and

                                  (d) if affected provision or part thereof does
         not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

         SECTION 8.5 ASSIGNMENTS BY LENDERS. Any Lender may, with the prior written consent of the Agent, and with prior notice to the Borrowers, but without the consent of the Borrowers, assign to any Person reasonably acceptable to the Borrowers (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Commitments. Any Lender which elects to make such an assignment shall pay to the Agent, for the exclusive benefit of the Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Dollars ($3,000.00). Such Lender and its Assignee shall notify the Agent and the Borrowers in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Agent, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in the form attached hereto as EXHIBIT F, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 8.5, the Borrowers shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

         In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

         SECTION 8.6 PARTICIPATIONS BY LENDERS. Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Commitments; provided, however, that (a) after giving effect to such assignment, such Lender must continue to hold a Proportionate Share of the Commitments at least equal to Five Million Dollars ($5,000,000),
(b) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (c) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents. Each Lender agrees to give the Borrowers prior notice of the sale of any participating interest in such Lender's Obligations or Commitments, which notice shall identify the proposed participant.

         SECTION 8.7 DISCLOSURE OF INFORMATION BY LENDERS. In connection with any sale, transfer, assignment or participation by any Lender in accordance with
Section 8.5 or Section 8.6, each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise; provided that such persons shall agree, for the benefit of the Borrowers, to be bound by the provisions of Section 8.19, whether or not such sale, transfer, assignment or participation is consummated.

         SECTION 8.8 SUCCESSORS AND ASSIGNS. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Required Lenders.

         SECTION 8.9 CONTINUING AGREEMENTS. All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit by the Agent and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid.

         SECTION 8.10 ENFORCEMENT COSTS. The Borrowers agree to pay to the Agent on demand all Enforcement Costs to the extent due and payable, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable within ten (10) days of written invoice therefor. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

         SECTION 8.11      APPLICABLE LAW; JURISDICTION.

                           8.11.1   As a material inducement to the Agent and
the Lenders to enter into this Agreement, the Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Agent and the Lenders acknowledge, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

                           8.11.2   Each of the Borrowers  irrevocably submit to
the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers, jointly and severally, and may be enforced in any court in which any of the Borrowers are subject to jurisdiction, by a suit upon such judgment, PROVIDED that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                           8.11.3   Each of the Borrowers hereby irrevocably
designates and appoints The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, as such Borrower's authorized agent to receive on such Borrowers' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section, including, but not limited to, any demands for arbitration, in any state or federal court sitting in the State or before Judicial Arbitration and Mediation Services, Inc. or the American Arbitration Association. If such agent shall cease so to act, each of the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                           8.11.4   Each of the Borrowers hereby consents to
process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to any of the Borrowers at such Borrower's address designated in or pursuant to Section 8.1 hereof, and (ii) serving a copy thereof upon in accordance with applicable law, the agent, if any, designated and appointed by the Borrowers as the Borrowers' agent for service of process by or pursuant to this Section. Each of the Borrowers irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon all of the Borrowers in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon all of the Borrowers to the extent the action is located in Maryland. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against any of the Borrowers in the courts of any jurisdiction or jurisdictions.

         SECTION 8.12 DUPLICATE ORIGINALS AND COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

         SECTION 8.13 HEADINGS. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 8.14 NO AGENCY. Nothing herein contained shall be construed to constitute any of the Borrowers as the agent of the Agent or any of the Lenders for any purpose whatsoever or to permit any of the Borrowers to pledge any of the credit of the Agent or any of the Lenders. Neither the Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent and/or the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any way for the performance by any of the Borrowers of any of the terms and conditions thereof.

         SECTION 8.15 ENTIRE AGREEMENT. This Agreement is intended by the Agent, the Lenders and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Agent, the Lenders nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

         SECTION 8.16 WAIVER OF TRIAL BY JURY. THE BORROWERS, THE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OF THEM MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) ANY OF THE FINANCING DOCUMENTS. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

                  This waiver is knowingly, willingly and voluntarily made by the Borrowers, the Agent and the Lenders, and the Borrowers, the Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers, the Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

         SECTION 8.17 LIABILITY OF THE AGENT AND THE LENDERS. The Borrowers hereby agree that neither the Agent nor any of the

Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any Lien or security interest or any other interest in any security for the Obligations.

                  By inspecting any other properties of any of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by any of the Borrowers or to be given to the Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Agent and/or the Lenders.

         SECTION 8.18 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING, BUT NOT LIMITED TO THOSE ARISING OUT OF THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE ACT), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT RELATES IN ANY COURTS HAVING JURISDICTION OVER SUCH ACTION.

         (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF AGENT'S DOMICILE AT THE TIME OF EXECUTION OF THIS NOTE AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

         (B) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT OR OTHER FINANCING DOCUMENTS SHALL BE DEEMED TO: (I) LIMIT OR EXPAND THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE AGENT OR ANY OF THE LENDERS OF THE PROTECTION AFFORDED TO ANY OF THEM BY 12 U.S.C. ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT OR

EXPAND THE RIGHT OF THE AGENT OR ANY OF THE LENDERS (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SET OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE AGENT MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT OR ANOTHER FINANCING DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         SECTION 8.19 CONFIDENTIALITY. The Agent and the Lenders hereby agree to exercise reasonable efforts to keep any non-public information delivered or made available to the Agent and/or any of the Lenders pursuant to this Agreement or any of the Financing Documents, confidential from any Person except (a) Persons employed or retained by the Agent and/or any of the Lenders who are or are
expected to become engaged in evaluating, approving, structuring or administering the Obligations, (b) with the prior written consent of Borrowers,
(c) as is permitted under and in connection with Section 8.5 or Section 8.6, (d) as would be reasonably required in connection with the exercise of any remedy under this Agreement or any of the Financing Documents after and during the continuance of an Event of Default or a Default or (e) as may be required by law; provided that in the event that the Agent or any of the Lenders or its or their representatives are requested or compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the non-public information delivered or made available to Agent and/or any of the Lenders pursuant to this Agreement or any of the Financing Documents, the Agent, the Lenders and its and their representatives agree, to the extent legally permissible, to provide the Borrowers with prompt notice of such request.

         IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

ATTEST:                                    C&D TECHNOLOGIES, INC.


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO

ATTEST:                                    RATELCO ELECTRONICS, INC.


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO


ATTEST:                                    C&D/CHARTER HOLDINGS, INC.


/s/STEPHEN E. MARKERT, JR.                 By: /s/ ROBERT E. MARLEY      (Seal)
                                               Name:Robert E. Marley
                                               Title:VP

ATTEST:                                    CHARTER POWER F.S., LTD.


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO

ATTEST:                                    PCC DE MEXICO S.A. DE C.V.


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO

ATTEST:                                    POWER CONVERTIBLES IRELAND LIMITED


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO

ATTEST:                                    CD TECHNOLOGIES DE MEXICO S.A.
                                            DE C.V.


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO


ATTEST:                                    PCC MEXICAN HOLDINGS, INC.


  /s/ROBERT E. MARLEY                      By:/s/STEPHEN E. MARKERT, JR. (Seal)
                                              Name:Stephen E. Markert, Jr.
                                              Title:VP-CFO



WITNESS:                                   NATIONSBANK, N.A.
                                           in its capacity as Agent


 /s/ ROBERT P. BOULLE                      By: /s/ PATRICK M. MOORE      (Seal)
                                               Name:  Patrick M. Moore
                                               Title: Vice President

WITNESS:                                   NATIONSBANK, N.A.
                                           in its capacity as a Lender

 /s/ ROBERT P. BOULLE                      By: /s/ PATRICK M. MOORE      (Seal)
                                               Name:  Patrick M. Moore
                                               Title: Vice President


WITNESS:                                   CORESTATES BANK, N.A.
                                           in its capacity as a Lender


_________________________                  By:/s/ KARL F. SCHULTZ        (Seal)
                                              Name:Karl F. Schultz
                                              Title:

WITNESS:                                   THE CHASE MANHATTAN BANK
                                           in its capacity as a Lender


 /s/ RAY E. GORDANO                        By: /s/ THOMAS F. CONROY, JR.(Seal)
                                               Name:  Thomas F. Conroy, Jr.
                                               Title: Vice President

WITNESS:                                   PNC BANK, NATIONAL ASSOCIATION
                                           in its capacity as a Lender


/s/ HEIDI S. BABMUELLER                    By:/s/WARREN C. ENGLE        (Seal)
Banking Officer                               Name: Warren C. Engle
                                              Title: Vice President

                                LIST OF EXHIBITS

A.      Form of Revolving Credit Note
B.      Permitted Liens
C.      Settlement Report
D.      Form of Loan Notice
E.      Form of Environmental Compliance Certificate
F.      Form of Assignment Agreement
G.      Form of Additional Borrower Joinder Supplement

                                    SCHEDULES

Schedule 3.1.1  - Subsidiaries
Schedule 3.1.10 - Litigation
Schedule 3.1.14 - Indebtedness for Borrowed Money
Schedule 3.1.18 - Hazardous Materials or Hazardous Material
                            Contamination
Schedule 3.1.19 - Places of Business
Schedule 3.1.20 - Changes in Names of Borrowers
Schedule 3.1.24 - Labor Matters
Schedule 5.2.6  - Extension of Credit

                                 SCHEDULE 3.1.1

                     SUBSIDIARIES OF C&D TECHNOLOGIES, INC.



C&D/Charter Holdings, Inc., a Delaware corporation
Ratelco Electronics,  Inc., a Delaware  corporation
Charter Power F.S. Ltd., a Bermuda corporation
PCC Mexican Holdings, Inc., a Delaware corporation
PCC de Mexico,  S.A. de C.V., a Mexican corporation
C&D TECHNOLOGIES de Mexico,  S.A., de C.V., a Mexican corporation
Power Convertibles Corporation Ireland Ltd., an Irish corporation

Schedule 3.1.10:               LEGAL ISSUES

PENDING LITIGATION

o     Lawrence B. Sayers Enterprises (Effective Transportation
      Services)
o     Bruce Blacklock (Eastern Battery)
o     John Gennarelli v. C&D Charter Power Systems, Inc. and Onan
      Corporation
o     Apollo Graphics v. C&D Charter Power Systems, Inc.
o     Chicago-Dubuque Foundry Corp. v. Exide Electronics Corp. et al


THREATENED LITIGATION

o        Mr. Sheldon Bailey
o        Olympian Trademark
o        Vancouver D.C. Power Enterprises, Inc.
o        Novatec
o        Conyer's Clean Up
o        J. M. Shaefer
o        Conley Equipment Company Declaratory Judgement Action

         SCHEDULE 3.1.14  INDEBTEDNESS FOR BORROWED MONEY

         Capitalized Leases in the aggregate amount of $143,974 as of December 31, 1997.

Schedule 3.1.18 - Hazardous Materials

I. The Borrower has been named as a potentially responsible party ("PRP") by the United States Environmental Protection Agency ("EPA") with respect to the following third party owned or operated facilities to which scrap batteries and/or lead containing or lead contaminated waste had been shipped from Borrower's facilities for reclamation and/or disposal.

         A. The former Tonolli Incorporated Site at Nesquehoning,  Pennsylvania:
The remedial investigation and feasibility study at this site was completed in fiscal 1993. Although the Borrower's final allocable share of the costs of the investigation and remediation of this site has not yet been determined, the waste-in lists prepared by the EPA attribute 2.1107% to the Borrower. Based upon the remedial approach selected by the EPA for this matter the Borrower has accrued $90,000 as a reserve on Borrower's consolidated financial statements.

         B. National Lead Industries Site at Pedricktown, New Jersey: The Borrower, along with other PRPs, completed the remediation of the first operable unit for which it was named as a PRP, i.e. the removal of waste piles, stormwater controls and demolition of site buildings. According to waste-in lists prepared by the EPA the Borrower contributed 3.5489% of the waste at the site. The Borrower has expended approximately $129,000 in connection with the investigation and remedial work on the first available information on the remaining remediation at the site, an accrued reserve of $153,599 remains on the Borrower's consolidated financial statements for this matter.

         C. U.S.S. Lead Refinery Site in East Chicago, Indiana: The Borrower has recently received a PRP notice from the EPA. Based on the preliminary waste-in volumetric ranking for the site prepared by the EPA the Borrower contributed 2.695% of the waste. Based on currently available information, the Borrower has accrued $283,500 as a reserve on its consolidated financial statements for this matter.

         D. ILCO Smelter Site in Leeds, Alabama: The Borrower has been identified as a PRP at the site and was classified by EPA as a DE MINIMIS party in 1997. The Borrower has entered into an agreement with EPA allowing it to "cash out" its liability for this matter pending approval of the agreement by the major members of the PRP group. While the Borrower's allocable share of the cost of the remediation has not been finally determined, the Borrower has accrued $40,000 as a reserve for this matter.

II. With respect to the third party owned or operated site known as the Crown Industrial Site in Lackawaxen Township, Pennsylvania, in 1991 the Borrower was asked by the Pennsylvania Department of Environmental Resources ("PADER") for information relating to Borrower's potential liability at the site. Information was provided which generally indicated that Borrower had no information


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to  evidence  its use of the site.  Since that  information  was  provided,  the
Borrower has received no further communication from PADER and has not been asked to participate in the costs of the investigation or cleanup of the site. Based on information available to it, the Borrower believes that any liability it may ave at the site would be small.

III. The Borrower has been named a PRP in other third party owned or operated sites not listed above. However, pursuant to the Acquisition Agreement between the Borrower and Allied Corporation ("Allied") pursuant to which the Borrower acquired the assets of the C&D Power Systems division of Allied, Allied is obligated to indemnify the Borrower for any liabilities relating to those third part owned or operated facilities at which the Borrower has been named a PRP (other than those set forth above) and Allied has accepted responsibility for the potential liabilities relating to those third party facilities other than those sites specified above.

IV. The Borrower is aware of the following potential Hazardous Materials Contamination which may exist on the Borrower's principal properties:

         A. Huguenot, New York: Fluoride contamination exceeding the state's groundwater standards in an inactive lagoon which existed prior to the Borrower's acquisition of the site. The site is currently listed on the New York State Department of Environmental Conservations's Inactive Hazardous Waste
Disposal List. The Borrower has accrued $185,000 as a reserve on its consolidated financial statements for this potential liability.

         B. Conyers, Georgia: In or about 1981, the site was listed on the Georgia State Hazardous Sites Inventory. Contaminated soil, likely from a leaking underground acid neutralization tank and possibly stormwater runoff, has been exhumed and disposed of and a hydrogeologic study has been undertaken to assess the impact, if any, to groundwater. The study did not reveal any impact on the groundwater. The State has recently requested a status report on the site from Borrower. This report was submitted to the state in May 1997.

SCHEDULE 3.1.19  PLACES OF BUSINESS

1400 Union Meeting Rd.                    1661 Route 22 West
Blue Bell, Pa. 19422                      Bound Brook, NJ  08805

200 W. Main St.                           1825 Summit Ave. Suite 206
Attica Indiana 47918-0279                 Plano, TX  75074

7701 W. 79th St.                          41 Cedar Ave. BOXHM 1179
Bridgeview, Il 60455                      Hamilton HM EX Bermuda

Washington & Cherry Street                1105 N. Market Street Suite 1300
Conshohocken, Pa 19428                    Wilmington, DE  19899

1835 Industrial Blvd                      Unit 9 Distribution Centre
Conyers, Ga. 30012                        Shannon, Ireland

18 Industrial Park Rd.                    Calle Internationa, Avenida 17 S/N
Dunlap, TN  37327                         Agua Prieta Sonora Mexico

Route 209                                 Internat. Hwy KM612/2Blg 271-2
Huguenot, NY  12746-0430                  Sonora Nogales, Mexico

82 E. Main Street                         No 55-4 The Highway Centre, Jalan
Leola, Pa 17540-1996                      51/205, Petaling, Selengor Darul
                                          Malaysia

3400 E. Britannia Dr. Suite 1222          General Warehouse 1000 Naperville
Tucson AZ. 85706                          Suite B Bolingbrook, IL  60813

7430 Pacific Circle                       Std Warehouse 1335 Old Norcross
Mississauga, Ontario Canada L5T 2A3       Lawrenceville, GA  30245

2211 American Ave.                        Broadmont Rd
Hayward, Ca 94545                         Tucson AZ  85706

9220 Norwalk Boulevard
Santa Fe Springs, Ca 90670

345 Baker St
Costa Mesa, Ca 92626

SCHEDULE 3.1.20  CHANGES IN NAMES OF BORROWERS


Please refer to the preamble section of this amended and restated agreement for a list of current names of borrowers. Former names of borrowers that have since been merged or remain as trade styles are:


C&D Power Systems, Inc.
C&D Charter Power Systems, Inc.
C&D Batteries, Inc.
C&D
Charter Power Systems, Inc.
PowerCom Division
Motive Power Division
Charter Power of California DBA Calpacific
Power Electronics Division
LH Research Inc.
Power Convertibles Corporation
PCC
International Power Systems, Inc.
Ratelco Electronics, Inc.
Cactus Holdings, Inc.
C&D Charter Power Systems Canada, Inc.

Schedule 3.1.24 LABOR MATTERS

The Borrowers are parties to the following collective bargaining agreements:


CONSHOHOCKEN

AMERICAN FEDERATION OF GRAINMILLERS
Local #367

Contract:     10/7/96 - 10/6/2000


ATTICA

I.U.E.
Local #950

Contract:     9/15/95 - 9/15/99


CONYERS

U.A.W.
Local #1726

Contract:     3/1/96 - 3/1/2000


No Borrower knows of any actual or threatened strikes or work stoppages involving such Borrower's employees.

SCHEDLUE 5.2.6  EXTENSION OF CREDIT

Aggregate of Loan to:

     Pentatech Holdings, Malaysia - $13,084.97

     Instant Power Systems, Inc. - $68,671.70


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